UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Albireo Pharma, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Albireo Pharma, Inc.

10 Post Office Square, Suite 502 South

Boston, MA 02109

April 21, 2017

To Our Stockholders:

You are cordially invited to attend the 2017 annual meeting of stockholders of Albireo Pharma, Inc. to be held at 8:30 a.m. ET on Friday, June 9, 2017, at our corporate offices located at 10 Post Office Square, Suite 502 South, Boston, MA 02109.

Details regarding the meeting, the business to be conducted at the meeting, and information about Albireo Pharma, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, two persons will be elected to our board of directors. In addition, we will ask stockholders: to approve an amendment to our Restated Certificate of Incorporation, as amended, to decrease the authorized number of shares of our common stock; to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017; to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement; and to vote, on an advisory basis, on the frequency of holding an advisory vote on the compensation of our named executive officers. The board of directors recommends the approval of each of the first four proposals and a vote for a frequency of voting on executive compensation every three years. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to certain of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 25, 2017, we intend to send to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2017 annual meeting of stockholders and our 2016 annual report to stockholders. The Notice also provides instructions on how to vote online and how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting whether or not you can attend.

Thank you for your continued support of Albireo Pharma, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Ronald H.W. Cooper
President and Chief Executive Officer

Albireo Pharma, Inc.

10 Post Office Square, Suite 502 South

Boston, MA 02109

April 21, 2017

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TIME:	8:30 AM ET

DATE:	Friday, June 9, 2017

PLACE:	10 Post Office Square, Suite 502 South, Boston, MA 02109

PURPOSES:

1.	To elect two Class I directors to serve three-year terms expiring in 2020;
2.	To approve an amendment to our Restated Certificate of Incorporation, as amended, to decrease the number of shares of common stock authorized for issuance from 200,000,000 to 30,000,000;
3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
4.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement;
5.	To approve, on an advisory basis, the frequency of holding an advisory vote on compensation of our named executive officers; and
6.	To transact such other business as may be properly presented at the annual meeting or any adjournment or postponement thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Albireo Pharma, Inc. common stock at the close of business on April 18, 2017. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 10 Post Office Square, Suite 502 South, Boston, MA 02109.

All stockholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and to submit your proxy over the Internet or by mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Peter A. Zorn
Chief Corporate Officer, General Counsel and Secretary

PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)

ALBIREO PHARMA, INC.

10 Post Office Square, Suite 502 South

Boston, MA 02109

PROXY STATEMENT FOR ALBIREO PHARMA, INC.

2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2017

This proxy statement, along with the accompanying notice of 2017 annual meeting of stockholders, contains information about the 2017 annual meeting of stockholders of Albireo Pharma, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 8:30 a.m., local time, on Friday, June 9, 2017, at our corporate offices located at 10 Post Office Square, Suite 502 South, Boston, MA 02109.

In this proxy statement, we refer to Albireo Pharma, Inc. and its direct and indirect subsidiaries as “the Company,” “we” and “us” and, for periods prior to November 3, 2016, we refer to Albireo Limited or any of its direct and indirect subsidiaries as “Albireo.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

On or about April 25, 2017, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access this proxy statement and our 2016 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 9, 2017

The notice of 2017 annual meeting of stockholders, this proxy statement, our form of proxy card and our 2016 annual report to stockholders are available for viewing, printing and downloading at http://ir.albireopharma.com/2017annualmeeting.cfm.  Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2016, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.albireopharma.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Albireo Pharma, Inc., Attn: Investor Relations, 10 Post Office Square, Suite 502 South, Boston, MA 02109. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at the 2017 annual meeting of stockholders to be held at our corporate offices located at 10 Post Office Square, Suite 502 South, Boston, MA 02109 on Friday, June 9, 2017, at 8:30 a.m. ET and any adjournments or postponements of the meeting. We refer to this meeting as the annual meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 because you owned shares of our common stock on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about April 25, 2017.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 18, 2017 are entitled to vote at the annual meeting. On this record date, there were [6,292,644] shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet. You may specify whether your shares should be voted for or withheld for each nominee for director, whether your shares should be voted for one year, two years, three years or abstain with respect to the frequency of voting on the compensation of our named executive officers, and whether your shares should be voted for, against or abstain with respect to the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

•	Over the Internet. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet.
•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the board of directors’ recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 8, 2017.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;
•	“FOR” the amendment to our Restated Certificate of Incorporation, as amended, to decrease the number of shares of common stock authorized for issuance from 200,000,000 to 30,000,000;
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017;
•	“FOR” the compensation of our named executive officers as disclosed in this proxy statement; and
•	“FOR” holding an advisory vote on the compensation of our named executive officers every three years.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by re-voting over the Internet as instructed above;
•	by notifying our Corporate Secretary, Peter A. Zorn, in writing before the annual meeting that you have revoked your proxy; or
•

by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the proposed decrease in the number of our shares of common stock (Proposal 2 of this proxy statement) and on the ratification of the appointment of our independent registered public accounting firm (Proposal 3 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker nonvote” will occur for any particular matter if your bank, broker or other nominee cannot vote your shares on that matter because it has not received instructions from you and does not have discretionary voting authority on the matter or if your bank, broker or other nominee chooses not to exercise discretionary voting authority that it does have.

Your bank, broker or other nominee does not have discretionary voting authority on the election of directors. Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement). In addition, your bank, broker or other nominee does not have discretionary voting authority on any matters related to executive compensation (Proposals 4 and 5 of this proxy statement). Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to executive compensation, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors

The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote their customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker nonvote. Such broker nonvotes will have no effect on the results of this vote.

Proposal 2: Approve a Decrease in the Number of Shares of Our Common Stock Authorized for Issuance

The affirmative vote of the majority of the shares of our common stock outstanding and entitled to vote is required to approve a decrease in the number of shares of our common stock authorized for issuance as set forth in the certificate of amendment to our Restated Certificate of Incorporation, as amended. Abstentions will have the effect of votes against this proposal. Brokerage firms have authority to vote their customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker nonvotes will have the effect of votes against this proposal.

Proposal 3: Ratify Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have the effect of votes against this proposal.  Brokerage firms have authority to vote their customers’ unvoted shares held by the firms in street name on this proposal.  If a broker does not exercise this authority, such broker nonvotes will have no effect on the results of this vote.  We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017, the audit committee of our board of directors will reconsider its appointment.

Proposal 4: Approve an Advisory Vote on the Compensation of our Named Executive Officers

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. Abstentions will have the effect of votes against this proposal.  Brokerage firms do not have authority to vote their customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker nonvote. Such broker nonvotes will have no effect on the results of this vote. Although the advisory vote is nonbinding, the compensation committee and the board of directors will consider the voting results when making future decisions regarding executive compensation.

Proposal 5: Approve an Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers

The frequency of holding an advisory vote on the compensation of our named executive officers—every year, every two years or every three years—receiving the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting will be the frequency approved by our stockholders. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker nonvote. Such broker nonvotes will have no effect on the results of this vote. Although the advisory vote is nonbinding, the compensation committee and the board of directors will consider the voting results when making future decisions regarding the frequency of holding an advisory vote on the compensation of our named executive officers.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only permit our Inspector of Elections, which we expect will be a representative of Continental Stock Transfer & Trust Company, to examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. In addition, we are required to file a Current Report on Form 8-K no later than the earlier of (1) one hundred fifty calendar days after the annual meeting or (2) sixty calendar days prior to the deadline for submission of stockholder proposals set forth on page 46 of this proxy statement under the heading “Stockholder Proposals and Nominations for Director” to report our decision on how frequently we will include a stockholder vote on the compensation of our named executive officers in our proxy materials.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

In order to hold the meeting, there must be a quorum. For there to be a quorum at the meeting, the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting must be present in person or represented by proxy. Shares represented by stockholders of record who are present in person or represented by proxy at the meeting, including shares that are voted or that abstain on any particular matter and broker nonvotes, will be counted for purposes of determining whether there is a quorum.

Attending the Annual Meeting

The annual meeting will be held at 8:30 a.m. ET on Friday, June 9, 2017, at our corporate offices located at 10 Post Office Square, Suite 502 South, Boston, MA 02109. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If a broker or other nominee holds your shares and (1) your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy or you do not wish to participate in householding and would like to receive your own Notice or, if applicable, set of our proxy materials in future years or (2) you share an address with another stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.  You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided on your Notice or proxy card or by following the instructions provided when you vote over the Internet.

Description of the Share Exchange Transaction Completed in November 2016

On November 3, 2016, Albireo Pharma, Inc. (formerly Biodel Inc.), or the Company, completed a share exchange pursuant to the Amended and Restated Share Exchange Agreement, dated as of July 13, 2016, by and among the Company, Albireo Limited and the holders of shares and notes convertible into shares of Albireo Limited, or the Exchange Agreement. Pursuant to the Exchange Agreement, each holder of Albireo Limited shares or notes convertible into Albireo Limited shares exchanged their shares of Albireo Limited for newly issued shares of the Company’s common stock. The share exchange is referred to in this proxy statement as the Transaction. As a result of the Transaction, Albireo Limited became a wholly owned subsidiary of the Company.  Following the completion of the Transaction, the business of Albireo Limited became the business of the Company and the Company’s corporate name was changed from Biodel Inc. to Albireo Pharma, Inc. Also on November 3, 2016, in connection with, and prior to completion of, the Transaction, the Company effected a 1-for-30 reverse stock split of its common stock. In addition, as a result of the Transaction, the Company’s board of directors decided to change the Company’s fiscal year end from September 30 to December 31. Unless otherwise noted, all references to common stock share amounts and prices per share of common stock in this proxy statement reflect the reverse stock split. As used herein, the word “Biodel” refers to the Company prior to the completion of the Transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of April 1, 2017 by (i) each of our directors, director nominees and executive officers named in the Summary Compensation Table on page 17 of this proxy statement, or the named executive officers, (ii) all of our current executive officers and directors as a group, and (iii) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.  Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 1, 2017 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.  Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders, subject to community property laws, where applicable. Percentage of ownership is based on 6,292,644 shares of common stock outstanding on April 1, 2017. Unless otherwise noted below, the address of each stockholder below is c/o Albireo Pharma, Inc., 10 Post Office Square, Suite 502 South, Boston, Massachusetts 02109.

	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (%)
5% Stockholders
Phase4 Ventures III GP LP (in its capacity as general partner of Phase4 Ventures III LP) (1) c/o Phase4 Partners Limited 1 Cavendish Place London W1G 0QF, United Kingdom	1,165,447	18.5%
TPG Biotech and related funds (2) c/o TPG Global, LLC 301 Commerce Street, Suite 3300 Fort Worth, TX 76102	777,096	12.3%
TVM Capital and related funds (3) c/o TVM Capital Ottostrasse 4 80333 Munich, Germany	621,761	9.9%
AstraZeneca AB (4) c/o AstraZeneca PLC 1 Francis Crick Avenue Cambridge Biomedical Campus Cambridge, CB2 0A, United Kingdom	1,008,141	16.0%
Named Executive Officers and Directors
Ronald H.W. Cooper (5)	100,022	1.6%
Errol B. De Souza (6)	5,313	*
Gary G. Gemignani (7)	25,333	*
Jan P. Mattsson, Ph.D. (8)	78,490	1.2%
Peter A. Zorn (9)	26,219	*
Paul S. Bavier (10)	25,443	*
Julia R. Brown (11)	4,375	*
David Chiswell, Ph.D. (12)	56,278	*
Michael Gutch, Ph.D.	—	*
Denise Scots-Knight, Ph.D. (13)	1,165,447	18.5%
Heather Preston, M.D. (14)	—	*
Davey S. Scoon (15)	4,375	*
All current executive officers and directors as a group (12 persons) (16)	1,438,956	22.3%

*	Represents beneficial ownership of less than 1% of the shares of common stock.
(1)

Consists of shares of common stock held by Phase4 Ventures III GP LP, or Phase4 GPLP, in its capacity as general partner of Phase4 Ventures III LP, or Phase4 III. Phase4 GPLP is the general partner of Phase4 III. The general partner of Phase4 GPLP is Phase4 Ventures III General Partner Limited, or Phase4 GP. Phase4 GP has appointed Phase4 Partners Limited, or Phase4 Partners, to act as the manager of Phase4 III. Phase4 Partners ultimately exercises voting and investment power over the securities held by Phase4 GPLP. Dr. Alastair McKinnon, Denise Scots-Knight, Ph.D. and Charles Sermon, as Directors of Phase4 Partners, also share voting and investment power over the securities held by Phase4 GPLP, but disclaim beneficial ownership except to the extent of their pecuniary interest therein, if any.

(2)

Consists of 568,638 shares of common stock held by TPG Biotechnology Partners II, L.P., or TPG Partners II, and 208,458 shares of common stock held by TPG Biotech II Reinvest AIV L.P., or TPG II Reinvest. The general partner of TPG Partners II and TPG II Reinvest is TPG Biotechnology GenPar II, L.P., whose general partner is TPG Biotechnology GenPar II Advisors,

LLC, whose sole member is TPG Holdings I, L.P., whose general partner is TPG Holdings I-A, LLC, whose sole member is TPG Group Holdings (SBS), L.P., whose general partner is TPG Group Holdings (SBS) Advisors, Inc. David Bonderman and James G. Coulter are officers and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to be the beneficial owners of the shares held by TPG Partners II and TPG II Reinvest. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares held by TPG Partners II and TPG II Reinvest except to the extent of their pecuniary interest therein, if any.

(3)

Consists of 486,812 shares of common stock held by TVM Life Science Ventures VI GmbH & Co. KG, or TVM VI, and 134,949 shares of common stock held by TVM Life Science Ventures VI L.P., or TVM VI Cayman. As the special limited partner of TVM VI and TVM VI Cayman, TVM Life Science Ventures Management VI L.P., or TVM VI Management, may be deemed to beneficially own the securities held by TVM VI and TVM VI Cayman. As the members of the investment committee of TVM VI Management, each of Hubert Birner, Stefan Fischer, Alexandra Goll and Helmut Schühsler may also be deemed to beneficially own the securities held by TVM VI and TVM VI Cayman, but disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein, if any.

(4)	Consists of shares of common stock held by AstraZeneca AB. AstraZeneca AB is a wholly owned subsidiary of AstraZeneca PLC.
(5)	Consists of 5,946 shares of common stock held by Mr. Cooper and options to purchase 94,076 shares of common stock exercisable within 60 days of April 1, 2017.
(6)	Dr. De Souza stepped down from his positions as Biodel’s President and Chief Executive Officer on January 26, 2016.
(7)

Mr. Gemignani’s employment as Biodel’s Chief Financial Officer and Interim Chief Executive Officer was terminated without cause immediately prior to the completion of the Transaction on November 3, 2016. Consists of options to purchase shares of common stock exercisable within 60 days of April 1, 2017.

(8)	Consists of 59,214 shares of common stock held by Dr. Mattsson and options to purchase 19,276 shares of common stock exercisable within 60 days of April 1, 2017.
(9)	Consists of 934 shares of common stock held by Mr. Zorn and options to purchase 25,285 shares of common stock exercisable within 60 days of April 1, 2017.
(10)

Mr. Bavier’s employment as Biodel’s General Counsel and Secretary, Chief Administrative Officer and Vice President of Corporate Development was terminated without cause immediately prior to the completion of the Transaction on November 3, 2016. Consists of 677 shares of common stock held by Mr. Bavier and options to purchase 24,766 shares of common stock exercisable within 60 days of April 1, 2017.

(11)	Consists of options to purchase shares of common stock exercisable within 60 days of April 1, 2017.
(12)	Consists of shares of common stock held by Dr. Chiswell’s spouse. Dr. Chiswell disclaims beneficial ownership of the securities held by his spouse.
(13)	Reflects shares beneficially owned by Phase4 III as set forth in footnote 1, for which Dr. Scots-Knight shares voting and investment power.
(14)	Dr. Preston is a TPG Partner. Dr. Preston has no voting or investment power over and disclaims beneficial ownership of the securities held by TPG Partners II and TPG II Reinvest.
(15)	Consists of options to purchase shares of common stock exercisable within 60 days of April 1, 2017.
(16)

Includes options to purchase 1,250 shares of common stock exercisable within 60 days of April 1, 2017 held by Thomas A. Shea, our Chief Financial Officer and Treasurer; options to purchase 1,250 shares of common stock exercisable within 60 days of April 1, 2017 held by Paresh N. Soni, M.D., Ph.D., our Chief Medical Officer; and options to purchase 1,250 shares of common stock exercisable within 60 days of April 1, 2017 held by Martha J. Carter, our Chief Regulatory Officer.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our restated certificate of incorporation provides that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of seven members, classified into three classes as follows: (1) Michael Gutch, Ph.D. and Denise Scots-Knight, Ph.D. constitute Class I, with a term ending at the 2017 annual meeting of stockholders; (2) Julia R. Brown, Ronald H.W. Cooper and Heather Preston, M.D. constitute Class II, with a term ending at the 2018 annual meeting of stockholders; and (3) David Chiswell, Ph.D. and Davey S. Scoon constitute Class III, with a term ending at the 2019 annual meeting of stockholders.

On March 9, 2017, our board of directors accepted the recommendation of the nominating and governance committee and voted to nominate Michael Gutch, Ph.D. and Denise Scots-Knight, Ph.D. for election at the annual meeting for a term of three years to serve until the 2020 annual meeting of stockholders and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years, as of April 1, 2017. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position(s) with the Company
Ronald H.W. Cooper	54	President, Chief Executive Officer and Director
David Chiswell, Ph.D. (3)	63	Chairman of the Board of Directors
Julia R. Brown (2)(3)	69	Director
Michael Gutch, Ph.D. (1)(2)	51	Director
Denise Scots-Knight, Ph.D. (2)	57	Director
Heather Preston, M.D. (1)(3)	51	Director
Davey S. Scoon (1)	70	Director

(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our nominating and governance committee

Ronald H.W. Cooper has served as our President and Chief Executive Officer and a member of our board of directors since the completion of the Transaction in November 2016. From July 2015 until the completion of the Transaction, he served as President and Chief Executive Officer of Albireo and he has served as a director of Albireo since September 2015.  Prior to joining Albireo, Mr. Cooper worked for over 25 years in successive leadership roles at Bristol-Myers Squibb Company, a global biopharmaceutical company. Most recently, at Bristol-Myers Squibb Company, Mr. Cooper served as President, Europe from May 2010 until November 2015; President, Northern and Central Europe from April 2009 until April 2010; and Senior Vice President and General Manager, EU Markets from January 2008 until March 2009. Previously, Mr. Cooper held multiple senior roles in the U.S. and other countries. Mr. Cooper has served on the board of directors of Genocea Biosciences, Inc., a publicly traded biopharmaceutical company, since June 2016. Mr. Cooper earned his Bachelor’s degree in Chemistry and Business Administration from St. Francis Xavier University in Canada.

Mr. Cooper’s qualifications to serve on our board of directors include his extensive executive leadership and experience in the life sciences industry and his knowledge of our business as our President and Chief Executive Officer.

David Chiswell, Ph.D. has served as the Chairman of our board of directors since the completion of the Transaction in November 2016. He has served as the Chairman of Albireo’s board of directors since February 2008. In 1990, Dr. Chiswell co-founded Cambridge Antibody Technology (CAT), an early innovator in the development of antibody drugs, where he was responsible for operational management from 1990 to 2002 and was Chief Executive Officer from 1996 to 2002. For his contributions to the British biotech community, Dr. Chiswell was awarded the Order of the British Empire in 2006. Dr. Chiswell earned his Ph.D. in Virology from the University of Glasgow and his B.Sc. in Microbiology from the Queen Mary College University of London. Since 2002, Dr. Chiswell has focused on the development of early stage biotechnology companies, including serving as Chief Executive Officer of Nabriva Therapeutics AG, now a publicly traded biotechnology company, from April 2009 to May 2012, and as a member of its board of directors from 2006 until August 2016. Dr. Chiswell currently serves as the CEO of Kymab Ltd., a UK-based therapeutic antibody company.

Dr. Chiswell’s qualifications to serve on our board of directors include his substantial experience as chief executive officer and director of other biotechnology companies.

Julia R. Brown became a member of Biodel’s board of directors in April 2012 and continues to serve as a member of our board of directors following the completion of the Transaction in November 2016. Ms. Brown has held a variety of executive positions over her 40-year career in the pharmaceutical industry. From January 2000 to July 2003, Ms. Brown served as Executive Vice President of Amylin Pharmaceuticals, Inc. and she served as Advisor to the CEO of Amylin until 2008. Prior to joining Amylin, Ms. Brown was Executive Vice President of Dura Pharmaceuticals, Inc. Ms. Brown spent over 25 years with Eli Lilly and Company in progressively senior roles, including Vice President of IVAC Corporation and General Manager of its Vital Signs Division and Vice President of Worldwide Marketing for Hybritech. She has previously served on the board of directors of Targacept, Inc. and Cleveland Biolabs, Inc., two publicly traded companies. She has also previously served on the boards of six other development-stage pharmaceutical companies, as well as chairperson of the Corporate Directors Forum. Ms. Brown is chair emerita of the UC San Diego Foundation and a member of the boards of two industry associations. She earned her undergraduate degree from Louisiana Tech University and a Master’s degree from Harvard.

Ms. Brown’s qualifications to serve on our board of directors include her extensive experience in the pharmaceutical industry — particularly in development-stage companies — and her extensive involvement in organizations that are dedicated to fostering high standards of professionalism in corporate governance.

Michael Gutch, Ph.D. has served as a member of our board of directors since the completion of the Transaction in November 2016 and, from October 2015 until the completion of the Transaction, he served on Albireo’s board of directors. Since April 2017, Dr. Gutch has served as the Chief Business Officer and Chief Financial Officer of Entasis Therapeutics, a biotechnology company.  From January 2014 to March 2017, he served as Executive Director of Corporate Development and Head of Equities at AstraZeneca, a global biopharmaceutical company. He currently serves on the board of directors of the private companies Entasis Therapeutics, Inc., PhaseBio Pharmaceuticals Inc. and Affinita Biotech, Inc. Dr. Gutch also serves on the board of directors of SouthEast Bio, a nonprofit organization promoting the growth of the life sciences in the Southeastern United States. Dr. Gutch also served as Managing Director, Medimmune Ventures, the corporate venture capital arm of AstraZeneca from September 2011 to December 2013. Dr. Gutch served as Investment Director, HIG BioVentures of the investment firm HIG Capital from February 2008 to September 2011. Dr. Gutch holds an MBA in Finance from Indiana University and a Ph.D. in Molecular Pathology from SUNY Stony Brook. He earned his Bachelor’s degrees in Biology and Chemistry from Alfred University.

Dr. Gutch’s qualifications to serve on our board of directors include his experience as a venture capital investor in, and director of, several biotechnology companies.

Denise Scots-Knight, Ph.D. has served as a member of our board of directors since the completion of the Transaction in November 2016.  She has served on Albireo’s board of directors since February 2008. Since July 2015, Dr. Scots-Knight has served as Chief Executive Officer of Mereo BioPharma Group plc, a UK-based specialty biopharmaceutical company. From December 2010 to July 2015, Dr. Scots-Knight served as Managing Partner at Phase4 Partners, a venture capital firm that manages funds on behalf of Nomura European Investments and Harbourvest. From April 2004 to December 2010, Dr. Scots-Knight was head of Nomura Phase4 Ventures, a venture capital affiliate of Nomura International plc, a leading Japanese financial institution. Dr. Scots-Knight has served on the board of directors of Oncomed Pharmaceuticals, Inc., a publicly traded biotechnology company, since October 2008. Dr. Scots-Knight served on the board of directors of Idenix Pharmaceuticals, Inc., a publicly traded biotechnology company, where she also served as a member of the audit committee and chair of the nominating and corporate governance committee, from 2003 to August 2014, when the company was acquired by Merck. She also previously served as a member of the board of directors of Nabriva Therapeutics AG, now a publicly traded biotechnology company, from 2007 until August 2016.  Dr. Scots-Knight received a B.Sc (Hons) and a Ph.D. from the University of Birmingham in England, and was a Fulbright Scholar at the University of California, Berkeley.

Dr. Scots-Knight’s qualifications to serve on our board of directors include her experience as CEO of a public biotechnology company as well as a venture capital investor in, and director of, several biotechnology companies.

Heather Preston, M.D. has served as a member of our board of directors since the completion of the Transaction in November 2016 and, from April 2008 until the completion of the Transaction, she served on Albireo’s board of directors. Dr. Preston is currently employed as a Partner and Managing Director of TPG Biotech, a biotechnology venture capital firm. Dr. Preston joined TPG in 2005. She currently serves on the board of directors of Alder Biopharmaceuticals, Inc. and Otonomy, Inc., each of which are publicly traded biopharmaceutical companies, and on the boards of a number of private companies. Prior to joining TPG Biotech, Dr. Preston served for two years as a medical device and biotechnology venture capital investor at JP Morgan Partners, LLC, a private equity firm. Prior to that, she was an Entrepreneur in Residence at New Enterprise Associates, a venture capital firm. From 1997 to 2002, Dr. Preston served as a leader of the pharmaceutical and medical products consulting practice at McKinsey & Co, in New York. Dr. Preston holds a B.Sc.Hons degree in biochemistry from the University of London and an M.D. from the University of Oxford. After leaving Oxford,

Dr. Preston completed a post-doctoral fellowship in molecular biology at the Dana Farber Cancer Institute, Harvard University. Dr. Preston completed her training in Internal Medicine at the Massachusetts General Hospital and then sub-specialized in Gastroenterology and Hepatology at U.C.S.F. During Dr. Preston’s academic career, she was the recipient of a Fulbright Scholarship, a Fulbright Cancer Research Scholarship, a Harlech Scholarship and a Science and Engineering Research Council Post-doctoral Fellowship Award.

Dr. Preston’s qualifications to serve on our board of directors include her experience as an investor in biopharmaceutical and life sciences companies, her educational background, and leadership in the medical and life science industries.

Davey S. Scoon became a member of Biodel’s board of directors in April 2013 and continues to serve as a member of our board of directors following the completion of the Transaction in November 2016. Mr. Scoon’s business career has included senior executive positions in Finance and Administration across a range of industries including asset management, insurance, retailing and consumer products. His board leadership positions include board chair and audit chair positions in industries including mutual funds, health insurance and life sciences. Mr. Scoon is currently the Chair of the board of trustees for Allianz Global Investors and a board member and Audit Chair of AMAG Pharmaceuticals, Inc. Previously he served as the Chairman of the audit committees of NitroMed, Inc., CardioKine, Inc. and Orthofix International N.V., and as the nonexecutive Chairman of Tufts Health Plan. In addition to his board work, Mr. Scoon is an adjunct professor teaching accounting at the University of Wisconsin-Madison. Mr. Scoon is an audit committee financial expert having been a Chief Financial Officer in the manufacturing, financial services and retailing industries. He has an extensive background in risk management, has operated successfully in strictly regulated industries, has been involved in M&A activities throughout his career and has a thorough working knowledge of Sarbanes-Oxley. Mr. Scoon’s previous corporate experience includes Chief Administrative and Financial Officer of Tom’s of Maine, Inc., Chief Administrative and Financial Officer of Sunlife Financial U.S., Executive Vice President and Chief Operating Officer of Liberty Funds Group of Boston (formerly Colonial Management) and Certified Public Accountant with Price Waterhouse & Company. Mr. Scoon earned an MBA from Harvard Business School and a BBA in Business Administration from the University of Wisconsin.

Mr. Scoon’s qualifications to serve on our board of directors include his many years serving as a senior executive with public companies, his expertise with finance and administration, and his extensive experience serving on boards of directors.

There are no family relationships between or among any of our directors or nominees. The principal occupation and employment during the past five years of each of our directors and nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors or nominees and any other person or persons pursuant to which he or she is to be selected as a director or nominee.

There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Director Independence

Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our board of directors has determined that none of Dr. Chiswell, Ms. Brown, Dr. Gutch, Dr. Scots-Knight, Dr. Preston or Mr. Scoon, representing six out of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Mr. Cooper is employed by the Company and is therefore not independent under NASDAQ Marketplace Rules. In making such determinations, the board of directors considered the relationships that each such nonemployee director or director nominee has with the Company and all other facts and circumstances the board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each nonemployee director. In addition, our board of directors considered the association of certain of our directors with the holders of more than 5% of our common stock as well as the effect of each of the transactions described in “Certain Relationships and Related Person Transactions” below.

Board of Directors and Committee Meetings

During the fiscal year ended December 31, 2016, there were 15 meetings of the board of directors, four meetings of the audit committee, five meetings of the compensation committee and no meetings of the nominating and governance committee. No director attended fewer than 75% of the total number of meetings of the board of directors and of the committee of the board on which he or she served during his or her tenure during fiscal 2016 other than former director Dr. Lorber, who attended nine of the 13 meetings of the board and committees on which he served that were held during his tenure. Dr. Chiswell, Mr. Cooper, Dr. Gutch, Dr. Scots-Knight and Dr. Preston were not elected to our board of directors until the completion of the Transaction on November 3, 2016. Our board of directors has adopted a policy that each member of our board of directors make every effort to attend each annual meeting of our stockholders. None of our directors attended our annual meeting of stockholders held in 2016.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. Each committee operates under a charter approved by our board of directors. Copies of each committee’s charter are posted on the Investors section of our website, which is located at www.albireopharma.com, under the caption “Corporate Governance.” The composition and function of each of these committees are described below.

Audit Committee. This committee currently has three members, Mr. Scoon (Chairman), Dr. Gutch and Dr. Preston. Our audit committee’s role and responsibilities are set forth in the audit committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the audit committee reviews the annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the audit committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by The NASDAQ Stock Market, as such standards apply specifically to members of audit committees. The board of directors has determined that Mr. Scoon is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the audit committee set forth elsewhere in this proxy statement.

Compensation Committee. This committee currently has three members, Dr. Scots-Knight (Chairman), Ms. Brown and Dr. Gutch. Our compensation committee’s role and responsibilities are set forth in the compensation committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the board of directors are carried out and that such policies, practices and procedures contribute to our success. Our compensation committee also administers our 2016 Equity Incentive Plan. Our compensation committee makes all compensation decisions regarding our chief executive officer, after which it makes a recommendation to our full board of directors, which approves the compensation of our chief executive officer. Our board of directors and our compensation committee conducts its decision making process with respect to the compensation of our chief executive officer without the chief executive officer present. Our board of directors has determined that all members of the compensation committee qualify as independent under the definition promulgated by The NASDAQ Stock Market.

Each year, typically during the first calendar quarter, we evaluate each executive officer’s performance for the prior year. In connection with the annual review cycle, Mr. Cooper, our president and chief executive officer, meets with our executive officers to discuss our accomplishments and the individual’s performance and contributions during the prior year. Mr. Cooper also evaluates company performance against stated corporate goals. This process leads to a recommendation by Mr. Cooper to the compensation committee with respect to each executive officer, including himself, as to:

•	the achievement of stated corporate goals and individual performance;

•	the level of contributions made to the general management and leadership of the Company;

•	the appropriateness of salary increases;

•	the amount of bonuses to be paid, if any; and whether or not stock option and/or other equity awards should be made.

These recommendations are reviewed and taken into account by the compensation committee. The compensation committee makes a recommendation regarding executive compensation to the full board of directors, which then approves the compensation of our executive officers.

In the second half of 2016, prior to completion of the Transaction, our compensation committee engaged Radford, part of Aon Hewitt (“Radford”), an independent compensation consultant, to assist the committee in fulfilling its responsibilities under its charter with respect to employee compensation, including benchmarking and advising on executive and director compensation and compensation program design and market practices generally, and to advise on the design of the 2016 Equity Incentive Plan. The compensation committee has the sole authority to approve the terms of the engagement of Radford. Although our board of directors and compensation committee consider the advice and recommendations of Radford or any other independent compensation consultants that our compensation committee may engage as to our executive or director compensation, our board of directors and compensation committee ultimately make their own decisions about these matters.

Radford did not provide any services to us or our compensation committee other than as described above in connection with our executive and director compensation for 2016, although we may engage Radford or another consultant to provide services for us in connection with executive and director compensation for 2017. The compensation committee has assessed the independence of Radford pursuant to SEC rules and concluded that Radford’s work for the compensation committee does not raise any conflict of interest.

Nominating and Governance Committee. Our nominating and governance committee has three members, Dr. Chiswell (Chairman), Ms. Brown and Dr. Preston. The nominating and governance committee’s role and responsibilities are set forth in the nominating and governance committee’s written charter and include evaluating and making recommendations to the full board of directors as to the size and composition of the board of directors and its committees, evaluating and making recommendations as to potential candidates, and evaluating current board members’ performance. All members of the nominating and governance committee qualify as independent under the definition promulgated by The NASDAQ Stock Market.

If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our amended and restated bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement.

In addition, under our current corporate governance policies, the nominating and governance committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the biotechnology industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board of directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the nominating and governance committee under our corporate governance policies, it should submit recommendations for consideration in writing, addressed to the nominating and governance committee, care of our Corporate Secretary, at our principal offices. Submissions must be made by mail, courier or personal delivery; e-mailed submissions will not be considered. A nominating recommendation must be accompanied by the following information concerning each recommending stockholder:

•	the name and address, including telephone number, of the recommending stockholder;
•	the number of our shares owned by the recommending stockholder and the time period for which such shares have been held;
•

if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held. Alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held; and

•	a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of stockholders.

A nominating recommendation must be accompanied by the following information concerning the proposed nominee:

•

the information required by Item 401 of Regulation S-K (generally providing for disclosure of the name, address, and business experience for the past five years of the proposed nominee, as well as information regarding certain types of legal proceedings within the past ten years involving the nominee);

•	the information required by Item 403 of Regulation S-K (generally providing for disclosure regarding the proposed nominee’s ownership of our securities);
•

the information required by Item 404 of Regulation S-K (generally providing for disclosure of transactions between the Company and the proposed nominee valued in excess of $120,000 and certain other types of business relationships with us);

•

all relationships between the proposed nominee and the recommending stockholder, and any agreements or understandings regarding the nomination, including those between the recommending stockholder and the nominee; and

•	all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company.

The recommending stockholder must also furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the board and to the governance of the Company. The recommending stockholder must state whether, in the view of the stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company.

The nominating recommendation must be accompanied by the written consent of the proposed nominee to: (a) be considered by the committee and interviewed if the committee chooses to do so in its discretion, and (b) if nominated and elected, to serve as a director of the Company. The recommending stockholder must furnish the proposed nominee’s contact information for this purpose.

A stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders must ensure that it is received by the Company, as provided above, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. In the event that the date of the annual meeting of stockholders for the current year is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission of a recommendation will be considered timely if it is submitted a reasonable time in advance of the mailing of our proxy statement for the annual meeting of stockholders for the current year.

If a recommendation is submitted by an affiliated group of two or more stockholders, the information regarding recommending stockholders set forth above must be submitted with respect to each stockholder in the group.

The nominating and governance committee considers issues of diversity among its members in identifying and considering nominees for director, and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives and experiences on the board of directors and its committees.

Board Leadership Structure and Role on Risk Oversight

The positions of our chairman of the board and chief executive officer are separate. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental roles of setting a company’s overall strategy and providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors’ oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.

Although our bylaws do not require the chairman and chief executive officer positions to be separate, our board of directors believes that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Our board of directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks. For example, in determining whether and under what circumstances we will engage in financing transactions or enter into licensing, collaboration or similar arrangements, the board of directors is involved in our management of risks related to our financial condition or of the risks inherent in drug development and commercialization.

As part of its oversight, our board of directors receives reports by each committee chair regarding the committee’s considerations and actions.  In particular, the audit committee is responsible for discussing the adequacy of our risk management activities with management and our independent registered public accounting firm. The audit committee’s primary emphasis is financial risk, including our internal control over financial reporting. In addition, the compensation committee is responsible for considering whether our compensation programs and practices are reasonably likely to have a material adverse effect on us.

At each of its meetings, the board of directors receives business updates from various members of management. These updates may identify matters that have emerged within that member of management’s scope of responsibility that involve operational, financial, legal or regulatory risks and, in these cases, the board of directors provides guidance to management. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (857) 254-5555. However, any stockholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board of Directors at Albireo Pharma, Inc., Attention: Chairman of the Board, 10 Post Office Square, Suite 502 South, Boston, Massachusetts 02109. Communications will be distributed to the board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements.  In addition, any material that is hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors as of April 1, 2017. We have employment agreements with all of our executive officers and all of our executive officers are at-will employees.

Name	Age	Position(s) with the Company
Jan P. Mattsson, Ph.D.	52	Chief Operating Officer
Thomas A. Shea	57	Chief Financial Officer and Treasurer
Paresh N. Soni, M.D., Ph.D.	56	Chief Medical Officer
Martha J. Carter	64	Chief Regulatory Officer
Peter A. Zorn	46	Chief Corporate Officer, General Counsel and Secretary

Jan P. Mattsson, Ph.D. has served as our Chief Operating Officer since the completion of the Transaction in November 2016. Dr. Mattsson is a co-founder of Albireo and has served as Chief Operating Officer of Albireo AB since February 2010, as Managing Director of Albireo AB since March 2008, as a director Albireo AB since May 2008 and as Managing Director and a director of Elobix AB since November 2013.  Previously, he served as Vice President of Operations of Albireo AB from February 2008 to February 2010, as Chief Operating Officer of Albireo Limited from February 2010 until the completion of the Transaction and as a director of Albireo Limited from February 2008 to April 2015. Prior to co-founding Albireo, Dr. Mattsson served as Associate Director at AstraZeneca. Dr. Mattsson holds a Bachelor’s degree in Chemistry and a Ph.D. in Biochemistry from University of Gothenburg.

Thomas A. Shea has served as our Chief Financial Officer and Treasurer since the completion of the Transaction in November 2016 and, from July 2016 until the completion of the Transaction, he served as Albireo’s Chief Financial Officer. Prior to joining Albireo, Mr. Shea served as Senior Vice President, Chief Financial Officer and Treasurer of EPIRUS Biopharmaceuticals, Inc. from June 2013 to June 2016. He was formerly the Chief Financial Officer of Euthymics Bioscience, Inc., Neurovance, Inc. and EBI Life Sciences, Inc., three affiliated companies developing neurological and pain drug candidates, from 2011 to June 2013. Previously, Mr. Shea was the Chief Financial Officer of Tolerx, Inc., an autoimmune company, for six years, from 2005 to 2011, and Cubist Pharmaceuticals, Inc. (acquired by Merck & Co., Inc.) for 10 years. At Cubist, Mr. Shea was an integral part of the leadership team transitioning the company from a private to a public company. In July 2016, EPIRUS filed a voluntary Chapter 7 petition in the United States Bankruptcy Court for the District of Massachusetts. Mr. Shea currently serves on the board of directors of Compliance Management Group, a private company. Mr. Shea holds a B.S. degree from Babson College and Master’s degree from Suffolk University.

Paresh N. Soni, M.D., Ph.D. has served as our Chief Medical Officer since the completion of the Transaction in November 2016 and, from September 2016 until the completion of the Transaction, he served as Albireo’s Chief Medical Officer. Prior to joining Albireo, Dr. Soni served as Vice President, Global Medical Sciences at Alexion Pharmaceuticals, Inc., a global rare disease biopharma company, from August 2015 to July 2016, and previously served as Vice President, Alexion Research from June 2014 to July 2015. From August 2013 to June 2014, Dr. Soni provided consulting services in the pharmaceuticals industry. Prior to that, Dr. Soni served as Senior Vice President, Head of Development at Amarin Corporation PLC from September 2008 to August 2013, where he was responsible for the development and regulatory approval of Vascepa® for elevated triglycerides. Dr. Soni began his pharmaceutical career at Pfizer Inc., holding various positions of increasing responsibility. Dr. Soni is an internist and gastroenterologist, who completed his medical training at the University of Natal in South Africa and a research fellowship at the Division of Hepatology, Royal Free Hospital School of Medicine, London. He has authored or co-authored more than 50 scientific papers in peer-reviewed journals, in addition to numerous abstracts.

Martha J. Carter has served as our Chief Regulatory Officer since November 2016.  She previously served as Chief Regulatory Officer and Senior Vice President of Aegerion Pharmaceuticals, Inc. (a publicly held biopharmaceutical company) from February 2011 to July 2016. From January 2011 to February 2011, Ms. Carter served as Senior Vice President and Chief Regulatory Officer at Proteon Therapeutics, Inc. (a privately held biopharmaceutical company), and from September 2006 to December 2010, she served as Senior Vice President, Regulatory Affairs and Quality Assurance, at Proteon. In both roles, Ms. Carter was responsible for Proteon's worldwide regulatory and quality functions. From September 2002 to April 2006, Ms. Carter was Senior Vice President, Regulatory Affairs, for Trine Pharmaceuticals. Prior to joining Trine, Ms. Carter was Vice President, Regulatory Affairs for GelTex Pharmaceuticals, Inc. Ms. Carter holds a B.A. degree from Northeastern University.

Peter A. Zorn has served as our Chief Corporate Officer since January 2017 and our General Counsel and Secretary since the completion of the Transaction in November 2016.  From November 2016 until January 2017, he served as our Senior Vice President, Corporate Development and, from July 2015 until the completion of the Transaction, he served as Senior Vice President, Corporate Development and General Counsel of Albireo. Prior to joining Albireo, Mr. Zorn served as Vice President, Corporate Communications and General Counsel of Santaris Pharma, a Denmark-headquartered biopharmaceutical company, from May 2014 to October 2014, departing following the acquisition of Santaris by Roche. From May 2003 to October 2013, Mr. Zorn served in multiple positions at Targacept, Inc., a publicly traded biopharmaceutical company that, following a merger, is now known as Catalyst Biosciences, Inc., including Senior Vice President, Legal Affairs, General Counsel and Secretary. Mr. Zorn earned his law degree from the University of North Carolina at Chapel Hill and his undergraduate degree from Harvard.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2016 and December 31, 2015 to (1) the individuals who served as our Chief Executive Officer during the fiscal year ended December 31, 2016, (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2016 and were serving as executive officers as of such date, and (3) the individual who would otherwise be included in (2) above but for the fact that such individual was not serving as an executive officer of ours as of December 31, 2016. These executive officers are referred to as our “named executive officers” in this proxy statement.

This Executive Officer and Director Compensation section contains certain conversions of Swedish Krona amounts paid to or received by Dr. Mattsson into U.S. dollars, which, in the case of compensation earned in (1) 2016, are based on the noon buying rate of the Federal Reserve Bank of New York for Swedish Krona in effect on December 30, 2016, which was 9.0803 SEK per $1.00, and (2) 2015, are based on the noon buying rate of the Federal Reserve Bank of New York for Swedish Krona in effect on December 31, 2015, which was 8.4485 SEK per $1.00. On March 31, 2017, the noon buying rate was 8.9349 SEK per $1.00.

Name and Principal Position	Year	Salary(10)	Bonus		Option Awards(8)		Nonequity Incentive Plan Compensation		All Other Compensation(12)	Total
Ronald H.W. Cooper	2016	$400,000	$—		$3,271,665	(9)	$192,000		$16,000	$3,879,665
President and Chief Executive Officer (1)	2015	$221,213	$—		$—		$121,667	(10)	$9,021	$351,901
Errol B. De Souza	2016	$21,103	$—		$—		$—		$691,650	$712,753
Former President and Chief Executive Officer (2)	2015	$506,482	$139,283	(7)	$—		$—		$—	$645,765
Gary G. Gemignani	2016	$301,212	$124,250	(7)	$85,920		$270,708	(11)	$767,278	$1,549,368
Former Chief Financial Officer and Interim Chief Executive Officer (3)	2015	$332,083	$72,200	(7)	$—		$—		$—	$404,283
Jan P. Mattsson, Ph.D.	2016	$208,459	$—		$704,489		$69,212		$50,301	$1,032,461
Chief Operating Officer (4)	2015	$224,817	$—		$—		$79,305	(10)	$54,293	$358,451
Peter A. Zorn	2016	$270,000	$—		$981,866		$90,720		$10,800	$1,353,386
Chief Corporate Officer, General Counsel and Secretary (5)	2015	$127,174	$—		$—		$48,962	(10)	$1,800	$177,936
Paul S. Bavier	2016	$275,757	$113,750	(7)	$71,600		$268,958	(11)	$616,038	$1,346,103
Former General Counsel and Secretary, Chief Administrative Officer, Vice President of Corporate Development and Interim President (6)	2015	$302,083	$57,750	(7)	$—		$—		$—	$359,833

(1)

Mr. Cooper joined Albireo as President and Chief Executive Officer effective July 2015 and became our President and Chief Executive Officer in connection with the completion of the Transaction on November 3, 2016.

(2)	Dr. De Souza stepped down from his positions as President and Chief Executive Officer of Biodel on January 26, 2016.
(3)	Mr. Gemignani’s employment was terminated without cause immediately prior to the completion of the Transaction on November 3, 2016.
(4)	Dr. Mattsson became our Chief Operating Officer in connection with the completion of the Transaction on November 3, 2016.
(5)

Mr. Zorn joined Albireo as Senior Vice President, Corporate Development and General Counsel effective July 2015 and become our Senior Vice President, Corporate Development, General Counsel and Secretary in connection with the completion of the Transaction on November 3, 2016. He was promoted to Chief Corporate Officer in January 2017.

(6)	Mr. Bavier’s employment was terminated without cause immediately prior to the completion of the Transaction on November 3, 2016.

(7)

Biodel paid the bonuses for the fiscal year ended September 30, 2016 in cash in October 2016. Biodel paid the bonuses for its fiscal year ended September 30, 2015 in cash in December 2015. The amounts in the “Bonus” column reflect the actual dollar amounts awarded to each named executive officer as annual discretionary cash bonuses.

(8)

The amounts in the “Option Awards” column represent the aggregate grant date fair value of option awards granted in the applicable fiscal years.  Grant date fair value is calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”) issued by the Financial Accounting Standards Board.  For the assumptions relating to valuations of equity awards made to Mr. Cooper, Dr. Mattsson or Mr. Zorn, see Note 12 to our audited financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 27, 2017. For assumptions relating to valuations of equity awards made to Dr. De Souza, Mr. Gemignani or Mr. Bavier, see Note 2 to Biodel’s audited financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed with the SEC on December 22, 2016.

(9)

This amount excludes an option award subject to performance-based vesting condition granted to Mr. Cooper in connection with the Transaction to replace an option previously granted to Mr. Cooper by Albireo Limited. The maximum grant date fair value of this option award is $362,428. In April 2017, our board of directors extended the date by which performance-based vesting condition could be satisfied.

(10)	The amounts shown for 2015 were payable only if and on completion of the Transaction and were paid in November 2016.
(11)	The amounts shown are transaction bonuses payable and paid upon completion of the Transaction.
(12)

The amounts in the “All Other Compensation” column include: for Mr. Cooper, 401(k) matching contributions and, for 2015, $7,688 in legal fees relating to the negotiation of his employment agreement; for Dr. De Souza, $668,275 as payment for severance and $23,375 for unused paid time off paid in 2016 following his separation pursuant to the terms of his employment agreement; for Mr. Gemignani, $717,784 as payment for severance and related obligations and $49,494 for unused paid time off paid in 2016 following his separation pursuant to the terms of his employment agreement; for Dr. Mattsson, payments to money purchase plans to provide pension, retirement or similar benefits; for Mr. Zorn, 401(k) matching contributions; and for Mr. Bavier, $570,728 as payment for severance and related obligations and $45,310 for unused paid time off paid in 2016 following his separation pursuant to the terms of his change of control agreement and severance agreement.

Narrative Disclosure to Summary Compensation Table

Base Salary

Base salaries of our named executive officers (other than our chief executive officer) are reviewed annually and recommended to our compensation committee by our chief executive officer, and the base salary for each named executive officer is recommended by our compensation committee and approved by our board of directors. Adjustments to base salaries are based on the scope of a named executive officer’s responsibilities, individual contribution, experience and performance. Decisions regarding salary increases may consider the named executive officer’s current salary, equity ownership and the amounts paid to individuals in comparable positions at our company and at our peer companies.

Mr. Cooper and Mr. Zorn joined Albireo as executive officers effective July 2015. Their respective employment agreements provide for an initial base salary of $400,000 for Mr. Cooper and $270,000 for Mr. Zorn. In October 2015, Albireo’s board of directors determined to increase Dr. Mattsson’s base salary from 1,604,498 SEK to 1,870,428 SEK per year effective January 1, 2015.

On January 23, 2017, our board of directors, acting upon the recommendation of our compensation committee, approved an increase in the annual base salary of: Mr. Cooper from $400,000 to $460,000, Dr. Mattsson from 1,870,428 SEK to 2,000,000 SEK (approximately $220,000 based on the SEK:USD exchange rate on December 30, 2016); and Mr. Zorn, from $270,000 to $320,000. Each of these base salary increases was effective as of January 1, 2017.

Annual Equity Incentive Plan Awards

Following the completion of the Transaction, our executive officers are eligible for an annual cash incentive bonus at the discretion of our board of directors, which receives a recommendation from our compensation committee. In considering whether to award annual bonuses and the amounts, our board of directors and compensation committee consider:

•	each executive officer’s target bonus as a percentage of base salary, which (where applicable) is subject to a minimum percentage specified in the executive officer’s employment agreement; and
•	our achievement of predefined corporate performance objectives and, in some cases, individual performance and other corporate accomplishments during the applicable fiscal year.

On January 23, 2017, our board of directors, acting upon the recommendation of our compensation committee, approved the payment of annual cash incentive bonus awards for 2016 to our executive officers based on an achievement level of 96%.  The achievement level was determined principally based on the successful completion of the Transaction in November 2016 and the progression of our lead product candidate, A4250.  As a result, Mr. Cooper was awarded an annual cash incentive bonus of $192,000,

Dr. Mattsson was awarded an annual cash incentive bonus of 628,464 SEK (approximately $69,212 based on the SEK:USD exchange rate on December 30, 2016), and Mr. Zorn was awarded an annual cash incentive bonus of $90,720.

Prior to completion of the Transaction, for Mr. Cooper and, prior to July 2015 when Mr. Cooper joined Albireo as President and Chief Executive Officer, for Dr. Mattsson the compensation committee determined whether and in what amount he would receive a bonus for the fiscal year. In addition, our compensation committee and Mr. Cooper reviewed each of Dr. Mattsson and Mr. Zorn to determine whether and in what amount he would receive a bonus for the fiscal year. For 2015, Mr. Cooper was awarded a bonus of $137,985, Dr. Mattsson was awarded a bonus of $86,555 and Mr. Zorn was awarded a bonus of $51,449, which amounts were to be paid only if and upon completion of the Transaction.

Stock Options and Warrants

In April 2016, Albireo’s board of directors approved the following:

•	grants to Mr. Cooper of options to purchase an aggregate of 2,775,062 ordinary A shares, of which options to purchase 555,012 ordinary A shares were subject to performance-based milestones;
•	the grant to Mr. Zorn of an option to purchase 749,267 ordinary A shares; and
•	the offer to Dr. Mattsson to purchase 187,317 ordinary A shares and warrants to purchase an additional 561,950 ordinary shares.

Ordinary A shares of Albireo converted into a single class of ordinary shares of Albireo prior to the Transaction. Upon completion of the Transaction, all of the above-referenced options and warrants were replaced by options to purchase a number of shares of our common stock multiplied by 0.06999 (the exchange ratio for the Transaction).

Pension, Retirement and Similar Benefits

We contributed approximately 456,746 SEK ($50,301 based on the SEK:USD exchange rate as of December 30, 2016) and 458,694 SEK ($54,293 based on the SEK:USD exchange rate as of December 31, 2015) for the years ended December 31, 2016 and 2015, respectively, into money purchase plans to provide pension, retirement or similar benefits to Dr. Mattsson.

We also sponsor a defined contribution 401(k) plan covering all full-time employees in the United States. Participants may elect to contribute their annual pre-tax earnings up to the federally allowed maximum limits. We make a matching contribution of 100% on the first 4% of contributions made by participants. For the fiscal years ended December 31, 2016 and December 31, 2015, we made matching contributions to the 401(k) plan in the amount of $16,000 and $1,333 for Mr. Cooper, respectively, and $10,800 and $1,800 for Mr. Zorn, respectively.

Employment Agreements

Ronald H.W. Cooper

Ronald H.W. Cooper has served as our President and Chief Executive Officer and as a member of our board of directors since the completion of the Transaction on November 3, 2016.  From July 2015 until the completion of the Transaction, he served as President and Chief Executive Officer of Albireo and, since September 2015, he has served as a director of Albireo.  Mr. Cooper entered into an employment agreement with Albireo, Inc. in July 2015, and the employment agreement was assigned to us effective upon the completion of the Transaction. Mr. Cooper’s employment agreement provides for a base salary of $400,000 per year, subject to increase from time to time by our board of directors, as well as a signing bonus in an amount that reflected the amount of salary that Mr. Cooper would have earned if he had been employed for the period between June 11, 2015 and July 27, 2015, the effective date of his employment. In January 2017, our board of directors approved an increase in Mr. Cooper’s annual base salary to $460,000 effective January 1, 2017, which represented a 15.0% increase from his prior base salary of $400,000 per year. The employment agreement also provides that he is eligible to participate in any annual bonus plan provided by us for our executives generally, as in effect from time to time. Mr. Cooper’s annual target bonus is currently 50% of his base salary, with the actual amount of the bonus, if any, to be determined by our board of directors in accordance with the applicable performance criteria established by our board of directors after consultation with Mr. Cooper. Mr. Cooper is entitled under the employment agreement to participate in all of our employee benefit plans from time to time in effect for our employees generally, including any long-term disability and 401(k) retirement savings plan, and is entitled to reimbursement of business expenses and paid vacation time.  In addition, he was entitled to reimbursement of up to an aggregate of $15,000 in legal fees associated with reviewing and negotiating his employment agreement and related equity documents and reimbursement of up to an aggregate of $80,000 of relocation expenses.

In July 2015, Albireo also entered into a letter agreement with Mr. Cooper indicating our intent to grant to Mr. Cooper certain stock options. Subsequently in April 2016, following adoption of the Albireo Limited Share Option Plan, or the 2016 Option Plan, Albireo’s board of directors granted to Mr. Cooper options to purchase (1) 2,220,050 ordinary A shares that vest with respect to 25% of the shares on July 1, 2016 and with respect to the remaining shares in equal amounts monthly thereafter until July 1, 2019, (2) 277,506 ordinary A shares that would vest immediately prior to an initial public offering of Albireo that exceeds a specified valuation and raises a specified minimum amount (the “Public Company Condition”), and (3) 277,506 ordinary A shares that vest upon the date Albireo files a drug approval application for its product candidate A4250 for any orphan indication, if such filing occurs by a specified date (the “Filing Condition”). These options were replaced by a stock option to purchase an aggregate 194,225 shares of our common stock in conjunction with the Transaction and the Public Company Condition was deemed to have been met.  Subsequently, in April 2017, the board of directors approved a change to the specified date for the Filing Condition to June 10, 2020 (during the five-year period commencing June 11, 2015).

If we terminate Mr. Cooper’s employment other than for “cause,” or if he terminates his employment with us for “good reason,” he will be entitled to severance payments for 12 months at his then-current base salary, payment for 12 months of the portion of the healthcare premiums that we paid prior to his termination if he elects and remains eligible for Consolidated Omnibus Budget Reconciliation Act, or COBRA, (or mini-COBRA) health benefits, and a pro rata portion of Mr. Cooper’s annual bonus for the fiscal year in which the date of termination occurs, as well as any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. Under the employment agreement, “cause” means: (i) Mr. Cooper’s willful failure to perform, or gross negligence in the performance of, his material duties and responsibilities to us or any of our affiliates that, if capable of cure, is not cured within 30 days of written notice; (ii) conduct by him that constitutes fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates; (iii) his commission of, or plea of nolo contendere to, a felony or other crime of moral turpitude; or (iv) his material breach of his employment agreement, any shareholder or option agreement between him and us or any of our affiliates or of any fiduciary duty that he has to us or any of our affiliates that, if capable of cure, is not cured within 30 days of written notice. Under the employment agreement, “good reason” means the occurrence, without Mr. Cooper’s consent, of: (i) a material diminution in the nature or scope of his titles, duties, authority or responsibilities; (ii) a requirement that he relocate his principal work location to a location outside of the United States and Canada; or (iii) a material reduction in his then current base salary. A termination by Mr. Cooper for good reason requires that he provide notice to us within 30 days after the occurrence of the condition, that we fail to remedy the condition within 30 days and that he terminate his employment within 30 days following the expiration of the period we have to remedy the condition.

If we terminate Mr. Cooper’s employment for cause, he will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred.

Mr. Cooper may terminate his employment at any time by giving 30 days prior written notice, in which case he will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. If our board of directors waives part or all of the 30-day notice period, we will also pay Mr. Cooper his base salary for the period waived.

If Mr. Cooper’s employment is terminated due to his disability or death, he or his estate will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination, any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred, and a pro rata portion of Mr. Cooper’s annual bonus for the fiscal year in which the date of termination occurs. If we do not terminate his employment during any period when Mr. Cooper is disabled, we may designate another employee to act in his place during such period, but Mr. Cooper will continue to receive his base salary and participate in Albireo’s employee benefit plans until he becomes eligible for disability income benefits under our disability income plan, if any, or until his employment is terminated.

Mr. Cooper is subject to confidentiality and protection of intellectual property provisions as well as to noncompetition and nonsolicitation provisions during his employment with us and the 12 months thereafter.

Jan P. Mattsson, Ph.D.

Jan P. Mattsson, Ph.D. has served as our Chief Operating Officer since the completion of the Transaction in November 2016. Dr. Mattsson is a co-founder of Albireo and has served as Chief Operating Officer of Albireo AB since February 2010, as Managing Director of Albireo AB since March 2008, as a director Albireo AB since May 2008 and as Managing Director and a director of Elobix AB since November 2013.  Previously, he served as Vice President of Operations of Albireo AB from February 2008 to February 2010, as Chief Operating Officer of Albireo Limited from February 2010 until the completion of the Transaction and as a director of Albireo Limited from February 2008 to April 2015. Albireo AB entered into an employment agreement with Dr. Mattsson in February 2008.  Dr. Mattsson’s employment agreement provides for a base salary of SEK 85,500 per month, subject to our annual review in accordance with the applicable collective bargaining agreement and company policy applicable from time to time. In January 2017, our board of directors approved an increase in Dr. Mattsson’s annual base salary to 2,000,000 SEK (approximately $220,000 based on the SEK:USD exchange rate on December 30, 2016). effective January 1, 2017, which represented a 6.9% increase from his prior annual base salary of 1,870,428 SEK. Dr. Mattsson’s employment agreement also provides that he is eligible for a discretionary annual bonus based on the achievement of annual performance targets identified for him, subject to our right to amend or cancel the bonus plan at our discretion and, once the bonus performance criteria are determined for a particular year, Dr. Mattsson’s approval. Dr. Mattsson’s current maximum bonus is 35% of his annual base salary. The employment agreement also provides that Dr. Mattsson is entitled to participate in our insurance and pension benefit plans and is entitled to occupational group life insurance, industrial (occupational) injury insurance, business expense reimbursement and paid vacation and sick time.

In addition, the employment agreement provides that Dr. Mattsson was entitled to receive at least a specified equity grant under an equity program sponsored by Albireo, subject to the terms of the program, which he was granted in 2008.

Dr. Mattsson’s employment agreement is valid for an indefinite term and is subject to the terms and conditions set out in a separate collective bargaining agreement applicable from time to time. Dr. Mattsson may terminate the employment agreement subject to three months’ notice and we may terminate the employment agreement subject to six months’ notice, or such additional notice period as may be required by the applicable collective bargaining agreement. Dr. Mattsson is also subject to confidentiality and protection of intellectual property provisions.

Peter A. Zorn

Peter A. Zorn has served as our Chief Corporate Officer since January 2017 and as our General Counsel and Secretary since the completion of the Transaction in November 2016. From November 2016 until January 2017, he served as our Senior Vice President, Corporate Development and, from July 2015 until the completion of the Transaction, he served as Senior Vice President, Corporate Development and General Counsel of Albireo. Mr. Zorn entered into an employment agreement with Albireo, Inc. in February 2016, effective as of July 2015, and the employment agreement was assigned to us effective upon the completion of the Transaction. The employment agreement provides for an initial base salary of $270,000 per year, subject to increase from time to time by our board of directors. Mr. Zorn’s employment agreement also provides that he is eligible to participate in any annual bonus plan provided by us for our executives generally, as in effect from time to time. The employment agreement provides that Mr. Zorn’s annual target bonus was initially 30% of his base salary (subject to increase from time to time by our board of directors), with the actual amount of the bonus, if any, to be determined by our board of directors. In April 2016, our board of directors confirmed an increase to Mr. Zorn’s target bonus percentage to 35%. The employment agreement also provides that Mr. Zorn is entitled to participate in all of our employee benefit plans from time to time in effect for our employees generally, including any long-term disability and 401(k) retirement savings plan, reimbursement of business expenses and paid vacation time.

In addition, the employment agreement provides for Mr. Zorn to receive at least a specified stock option grant under an equity program sponsored by Albireo, subject to the terms of the program. Subsequently in April 2016, Albireo’s board of directors granted to Mr. Zorn an option to purchase 749,267 ordinary A shares of Albireo that vested with respect to 25% of the shares on July 1, 2016 and with respect to the remaining shares in equal amounts monthly thereafter until July 1, 2019, which was replaced by a stock option to purchase 52,441 shares of our common stock in conjunction with the Transaction. The employment agreement also provides that upon a change of control as defined, all of his then outstanding unvested options and any other rights to purchase our shares will become fully vested and exercisable and any vesting-like restrictions will lapse in full, unless earlier vesting is provided for in the applicable program under which such option or other right to purchase our shares was granted or under applicable law.

If we terminate Mr. Zorn’s employment other than for cause or if he terminates his employment with us for good reason, he will be entitled to severance payments for 12 months at his then-current base salary, payment for 12 months of the portion of the healthcare premiums that we paid prior to his termination if he elects and remains eligible for COBRA (or mini-COBRA) health benefits and, if such termination occurs concurrent with or within 12 months following a change or control or in connection but within three months prior to a change of control, payment of his then-current target bonus, payable over 12 months. He will also be entitled to any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. Under the employment agreement, “cause” means (i) Mr. Zorn’s willful failure to perform, or gross negligence in the performance of, his material duties and responsibilities to us or any of our affiliates that, if capable of cure, is not cured within 30 days of written notice, (ii) conduct by him that constitutes fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates, (iii) his commission of, or plea of nolo contendere to, a felony or other crime of moral turpitude, or (iv) his material breach of his employment agreement, any shareholder or option agreement between him and us or any of our affiliates or of any fiduciary duty that he has to us or any of our affiliates that, if capable of cure, is not cured within 30 days of written notice. Under the employment agreement, “good reason” means the occurrence, without Mr. Zorn’s consent, of (i) a material diminution in the nature or scope of his titles, duties, authority or responsibilities; (ii) a requirement that he relocate his principal work location to a location more than 30 miles outside of Boston, Massachusetts; or (iii) a material reduction in his then current base salary. A termination by Mr. Zorn for good reason requires that he provide notice to us within 30 days after the occurrence of the condition, that we fail to remedy the condition within 30 days and that he terminate his employment within 30 days following the expiration of the period we have to remedy the condition.

If we terminate Mr. Zorn’s employment for cause, he will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred.

If Mr. Zorn’s employment is terminated due to his disability or death, he or his estate will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. If we do not terminate his employment during any period when Mr. Zorn is disabled, we may designate another employee to act in his place during such period, but Mr. Zorn will continue to receive his base salary and participate in our employee benefit plans until he becomes eligible for disability income benefits under our disability income plan, if any, or until his employment is terminated.

Mr. Zorn is subject to confidentiality and protection of intellectual property provisions as well as to noncompetition and nonsolicitation provisions during his employment with us and the 12 months thereafter.

Compensation Paid to Biodel Named Executive Officers

Biodel Base Salaries

Biodel’s compensation committee and board of directors reviewed base salaries at least annually.  The compensation committee recommended adjustments to base salaries from time to time to realign them with market levels after taking into account individual responsibilities, performance and experience.  Biodel used base salary to recognize the experience, skills, knowledge and responsibilities required of all its employees, including its named executive officers.  The annual base salaries of Biodel’s named  executive officers for Biodel’s fiscal year ended September 30, 2016 are reflected in the summary compensation table above.  The following table sets forth the annual base salaries of Biodel’s executive officers for Biodel’s fiscal year ended September 30, 2016.

Name	Salary
Dr. Errol De Souza	$506,482
Gary C. Gemignani	$355,000
Paul S. Bavier	$325,000

Dr. De Souza stepped down from his positions as President and Chief Executive Officer on January 26, 2016. The employment of Messrs. Gemignani and Bavier was terminated without cause immediately prior to the completion of the Transaction on November 3, 2016.  Mr. Gemignani received a lump sum amount of $717,784 as payment for severance and related obligations pursuant to his employment agreement, and Mr. Bavier received a lump sum amount of $570,728 as payment for severance and related obligations pursuant to his change of control agreement and severance agreement.  Each of these agreements is described below.

Biodel Discretionary Annual Cash Bonuses

In addition, during the early part of each fiscal year, Biodel’s compensation committee reviewed and approved or recommended to the board of directors for approval company performance goals against which the performance of Biodel’s chief executive officer and Biodel’s other named executive officers were evaluated at the end of the fiscal year.  The target bonus for Biodel’s named executive officers was 35% of the individual’s base salary, with the corporate and individual performance goals accounting for 70% and 30%, respectively, of the named executive officers’ performance assessment for the year.  In December 2015, on the recommendation of the compensation committee, Biodel’s board of directors established the company’s overall achievement level at 55% of its corporate performance goals for the 2015 fiscal year.  Because Biodel had ceased all development activities by that time, Biodel did not establish performance goals for fiscal year 2016.

Biodel Potential Payments upon Termination and Change of Control

Messrs. Gemignani and Bavier were each entitled to receive termination benefits that were not available to Biodel’s employees generally.  These benefits are provided pursuant to an employment agreement, in the case of Mr. Gemignani, and change of control and severance agreements in the case of Mr. Bavier.  In addition, Biodel’s legacy equity plans provided for certain acceleration of unvested equity awards upon Biodel’s change of control.  Dr. De Souza is currently receiving severance payments pursuant to his prior employment agreement in conjunction with his departure from Biodel in January 2016. Mr. Gemignani received severance payments pursuant to his employment agreement and Mr. Bavier received severance payments pursuant to his severance and change of control agreements with respect to the termination of their respective employment without cause in connection with the completion of the Transaction.

Equity Awards

Under Biodel’s employment agreement with Mr. Gemignani, and Biodel’s change of control agreement with Mr. Bavier, all of the executive’s unvested equity awards immediately vest upon the occurrence of a “double trigger” in the event of a change of control.  In other words, the change of control does not itself trigger benefits; rather, benefits are triggered and immediate vesting occurs only if the executive’s employment is terminated during a specified period after the change of control.  Under Biodel’s severance agreement with Mr. Bavier, all unvested options immediately vest upon termination of employment.

Upon the termination of their respective employment in connection with the completion of the Transaction, each of Messrs. Gemignani’s and Bavier’s unvested options vested in full and each such option remains exercisable through the expiration date of the option pursuant to the terms of Mr. Gemignani’s employment agreement and Mr. Bavier’s change of control agreement and severance agreement. However, under the terms of Messrs. Gemignani’s and Bavier’s options that expire on January 20, 2023, upon the termination of their respective employment without cause in connection with the completion of the Transaction on November 3, 2016, such options vested in full and remain exercisable for a period of three years following such termination.

Employment Agreement with Dr. De Souza

In connection with his appointment, Dr. De Souza signed an employment agreement, dated March 26, 2010 (the “De Souza Employment Agreement”), setting forth the terms of his employment.  The De Souza Employment Agreement provided for an initial term of employment for the period from March 29, 2010 to March 28, 2014 and it continued for successive one-year terms unless the agreement was terminated by either party on 120 days prior written notice in accordance with the terms of the agreement.  The De Souza Employment Agreement provided for an annual salary of $450,000 and eligibility for a target bonus of 50% of the annual salary, which bonus could be increased in the sole judgment of Biodel’s compensation committee.  In addition, Dr. De Souza was initially granted options to purchase 5,833 shares of Biodel’s common stock pursuant to the 2010 Plan.  Biodel agreed to pay Dr. De Souza’s reasonable and documented temporary housing and related expenses of up to $5,000 per month for a period of up to 18 months following the date of the De Souza Employment Agreement.

Biodel was entitled to terminate the De Souza Employment Agreement with or without cause.  Dr. De Souza would not be entitled to severance benefits if Biodel terminated his employment for cause, as defined in the De Souza Employment Agreement, or if he terminated his employment without good reason.  If Biodel terminated Dr. De Souza’s employment without cause, or he terminated his employment with the Biodel for good reason, he would be entitled to:

•

two times his then current base salary, plus two times his target annual bonus for the fiscal year in which he is terminated, plus the pro rata amount of his target annual bonus for the fiscal year in which he is terminated to be paid in equal installments over a 24-month period;

•	COBRA benefits until the earlier of the end of the 24th month after the date his employment with Biodel ends or the date his COBRA coverage expires;
•	24 months of acceleration of his outstanding equity compensation awards; and
•

full vesting of his outstanding equity compensation awards, if Biodel terminates his employment without cause, or he terminates his employment with Biodel for good reason within 12 months following a change in control, as defined in the De Souza Employment Agreement.

Pursuant to the terms of the De Souza Employment Agreement, if Biodel terminated Dr. De Souza’s employment without cause, or he terminated his employment with Biodel for good reason, he agreed not to compete with Biodel for 24 months following the termination of his employment with Biodel.  If Biodel terminated his employment for cause or if he terminated his employment without good reason, he agreed not to compete with Biodel for 12 months.

In order to receive the severance benefits described above, Dr. De Souza was required to deliver a general release of claims to Biodel.

Dr. De Souza stepped down from his positions as President and Chief Executive Officer, and his membership on Biodel’s board of directors, on January 26, 2016.  On February 26, 2016, Dr. De Souza and Biodel executed a General Release & Waiver agreement (the “De Souza Release”).  Upon the execution of the De Souza Release, which included a customary release of claims by Dr. De Souza in favor of Biodel, Dr. De Souza became entitled to receive the severance benefits set forth in the De Souza Employment Agreement that were conditioned upon his signing the De Souza Release.  Furthermore, pursuant to the De Souza Release, Biodel released Dr. De Souza from his noncompetition obligations set forth in the De Souza Employment Agreement and has amended all outstanding equity compensation awards held by Dr. De Souza such that the awards shall remain outstanding and exercisable in accordance with their other terms for a period of 12 months from the date of the De Souza Release, notwithstanding anything to the contrary in any equity incentive plan or any other document or instrument governing such awards.

Employment Agreement with Mr. Gemignani

In connection with his appointment as Biodel’s Chief Financial Officer, Mr. Gemignani signed an employment agreement, dated August 21, 2014, which was subsequently amended on April 1, 2016 (as amended, the “Gemignani Employment Agreement”), setting forth the terms of his employment.  The Gemignani Employment Agreement provides for an annual base salary of $330,000 and eligibility for a target bonus of up to 35% of the annual base salary, which bonus may be increased or decreased in the sole judgment of the compensation committee.  In addition, Mr. Gemignani was initially granted options to purchase 5,333 shares of Biodel’s common stock pursuant to the 2010 Plan.  These options vest over a four-year period, with 25% vesting on the first anniversary of the grant date, and 25% thereafter on the second, third and fourth anniversaries.  The April 1, 2016 amendment revised Mr. Gemignani’s 2016 bonus structure to provide that in the event Biodel is combined with an unaffiliated third party in calendar year 2016 and he remains employed with Biodel through such date, then on the closing date of such transaction he shall receive, in lieu of the previously specified annual bonus for the fiscal year ending September 30, 2016, a one-time, lump sum, cash bonus award of (A) $250,000, plus (B) 100% of his prorated target bonus for fiscal year 2016.

Biodel was entitled to terminate the Gemignani Employment Agreement with or without cause. Mr. Gemignani would not be entitled to severance benefits if Biodel terminated his employment for cause, as defined in the Gemignani Employment Agreement, or if he terminated his employment without good reason, as defined in the Gemignani Employment Agreement.  If Biodel terminated Mr. Gemignani’s employment without cause, or he terminated his employment with Biodel for good reason, he would be entitled to:

•

cash severance payable upon such termination equal to the sum of (A) 18 months of his then-current base salary, plus (B) one and a half times the amount of his target bonus, such amount to be payable in a lump sum following the delivery of a customary release;

•	a lump sum payment equal to 18 months of COBRA insurance premiums regardless of whether COBRA coverage is elected; and
•

except as with regard to an option grant made on January 21, 2016, any outstanding equity awards or stock options immediately vest and the provision in any agreement evidencing any outstanding stock option causing the option to terminate upon the expiration of three months (or any other period relating to termination of employment) after termination of employment shall be of no force or effect, except that nothing shall extend any such option beyond its original term or shall affect its termination for any reason other than termination of employment.

Pursuant to the terms of the Gemignani Employment Agreement, if Biodel terminated Mr. Gemignani’s employment with or without cause, or he terminated his employment for good reason, he agreed not to compete with Biodel for 12 months following the termination of his employment with Biodel, or, in the event the termination occurs within 12 months following a change in control, for 18 months following the termination of his employment. If Mr. Gemignani resigned without good reason, he agreed not to compete with Biodel for six months.

In order to receive the severance benefits described above, Mr. Gemignani was required to deliver a general release of claims to Biodel.

Mr. Gemignani’s employment as Chief Financial Officer and Interim Chief Executive Officer was terminated without cause immediately prior to the completion of the Transaction on November 3, 2016.  On November 18, 2016, Mr. Gemignani and Albireo Limited executed a General Release & Waiver agreement (the “Gemignani Release”).  Upon the execution of the Gemignani Release, which included a customary release of claims by Mr. Gemignani in favor of Biodel, Mr. Gemignani became entitled to receive in January 2017 the severance benefits set forth in the Gemignani Employment Agreement that were conditioned upon his signing the Release.  Furthermore, pursuant to the Gemignani Employment Agreement, all outstanding equity compensation awards held by Mr. Gemignani remain outstanding and exercisable in accordance with their respective terms (with the exception of his last award, which remains outstanding and exercisable in accordance with its terms for a period of three years from the termination date), notwithstanding anything to the contrary in any equity incentive plan or any other document or instrument governing such awards.

Change of Control Agreement and Severance Agreement with Mr. Bavier

Biodel’s change of control agreement with Mr. Bavier, as amended effective April 1, 2016, provides for an annual bonus to Mr. Bavier upon meeting the applicable performance criteria established by the compensation committee of the board of directors in its sole discretion, for a given fiscal year of Biodel, targeted at an amount equal to 35% of his base salary at the beginning of such fiscal year; provided that in the event Biodel is combined with an unaffiliated third party in calendar year 2016 and Mr. Bavier remains employed with Biodel through such date, then on the closing date of such transaction he shall receive, in lieu of the previously specified annual bonus for the fiscal year ending September 30, 2016, a one-time, lump sum, cash bonus award of (A) $250,000, plus (B) 100% of his prorated target bonus for fiscal year 2016.

Pursuant to the change of control agreement with Mr. Bavier, he was entitled to the following upon termination of employment with Biodel occurring within two years of a change of control, unless such termination is by the executive for other than good reason or by Biodel for cause:

•

cash severance payable upon such termination equal to the sum of (A) 18 months of his then-current base salary, plus (B) one and a half times the amount of his target bonus, such amount to be payable in a lump sum following the delivery of a customary release;

•	a lump sum payment equal to 18 months of COBRA insurance premiums regardless of whether COBRA coverage is elected; and
•

except as with regard to an option grant made on January 21, 2016, any outstanding equity awards or stock options immediately vest and the provision in any agreement evidencing any outstanding stock option causing the option to terminate upon the expiration of three months (or any other period relating to termination of employment) after termination of

•

employment shall be of no force or effect, except that nothing shall extend any such option beyond its original term or shall affect its termination for any reason other than termination of employment.

In order to receive the above termination benefits that are not otherwise accrued as of the date of termination, Mr. Bavier was required to release Biodel from any and all claims.  In addition, Mr. Bavier agreed to not solicit any of Biodel’s employees during the period that he receives his severance payments.

Under the change of control agreement, if Biodel terminated Mr. Bavier for cause or if he terminated his employment with Biodel without good reason, then Mr. Bavier would not be entitled to severance payments or other benefits.

Pursuant to the terms of the change of control agreement, the term “change of control” is generally defined as the following:

(a) the acquisition by any person or group of beneficial ownership of more than 50% of the outstanding shares of Biodel’s common stock, or, if there are then outstanding any of Biodel’s other voting securities, such acquisition of more than 50% of the combined voting power of Biodel’s then outstanding voting securities entitled to vote generally in the election of directors, except for any of the following acquisitions of beneficial ownership of Biodel’s common stock or Biodel’s other voting securities: (i) by Biodel or any employee benefit plan (or related trust) sponsored or maintained by Biodel or any entity controlled by Biodel; (ii) by Solomon S. Steiner; or (iii) by any person or entity during the lifetime of Solomon S. Steiner if the shares acquired were beneficially owned by Solomon S. Steiner immediately prior to their acquisition and the acquisition is a transfer to a trust, partnership, corporation or other entity in which Solomon S. Steiner owns a majority of the beneficial interests;

(b) Biodel sells all or substantially all of its assets (or consummates any transaction having a similar effect) or Biodel merges or consolidates with another entity or complete a reorganization unless the holders of Biodel’s voting securities outstanding immediately prior to the transaction own immediately after the transaction in approximately the same proportions 50% or more of the combined voting power of the voting securities of the entity purchasing the assets or surviving the merger or consolidation or the voting securities of its parent company, or, in the case of a reorganization, 50% or more of the combined voting power of Biodel’s voting securities.  Notwithstanding the foregoing, any purchase or redemption of outstanding shares of Biodel’s common stock or other voting securities by Biodel resulting in an increase in the percentage of outstanding shares or other voting securities beneficially owned by any person or group shall be deemed to constitute a reorganization; however, no increase in the percentage of outstanding shares or other voting securities beneficially owned by Solomon S. Steiner or any person or entities referred to in (a)(i) or (iii) above resulting from any redemption of shares or other voting securities by Biodel shall result in a change of control;

(c) Biodel is liquidated; or

(d) Biodel’s board of directors (if Biodel continues to own its business) or the board of directors or comparable governing body of any successor owner of Biodel’s business (as a result of a transaction which is not itself a change of control) consists of a majority of directors or members who are not incumbent directors.

In addition, the following terms have the following meanings:

“cause” is generally defined to mean:

•	the executive’s refusal to carry out any material duties or any directions or instructions of Biodel’s board of directors or senior management which are reasonably consistent with those duties;
•	failure to perform satisfactorily any duties or any directions or instructions of Biodel’s board of directors or senior management for ten days following written notice of the same;
•	violation of a local, state or federal law involving the commission of a crime, other than minor traffic violations, or any other criminal act involving moral turpitude;
•	gross negligence, willful misconduct, or the breach by the executive of his duty to Biodel involving self-dealing or personal profit;
•

current abuse by the executive of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the executive; or any incident materially compromising the executive’s reputation or ability to represent Biodel with investors, customers or the public; or

•	any other material violation of any provision of the change of control agreement for ten days following written notice of the same.

“good reason” is generally defined to mean:

•

a failure to grant the executive’s salary, bonus, and right to participate in fringe benefit programs that are otherwise afforded under the change of control agreement, other than an isolated and inadvertent failure not taken in bad faith that Biodel remedies promptly upon receiving written notice of the same;

•	a material diminution in the executive’s position, authority, duties or responsibilities;
•

Biodel requiring the executive to be based at any office or location that is more than thirty-five miles from its Danbury, Connecticut headquarters or the executive’s residence immediately prior to the executive’s termination;

•	Biodel’s failure to require any successor to its business (whether by purchase of assets, merger or consolidation) to assume its obligations under the change of control agreement; or
•	any other material violation of the change of control agreement by Biodel.

Pursuant to Biodel’s severance agreement with Mr. Bavier, Mr. Bavier is entitled, without duplication, to identical severance benefits to those set forth in the change of control agreement upon termination of employment with Biodel, unless such termination is by the executive for other than good reason or by Biodel for cause.

The other provisions, conditions and requirements of the severance agreement, including the definitions of “good reason” and “cause” are generally the same under Mr. Bavier’s severance agreement as under his change of control agreement.

Mr. Bavier’s employment as General Counsel, Secretary, Chief Administrative Officer, Vice President of Corporate Development and Interim President was terminated without cause immediately prior to the completion of the Transaction on November 3, 2016.  On November 15, 2016, Mr. Bavier and Albireo executed a General Release & Waiver agreement (the “Bavier Release”).  Upon the execution of the Bavier Release, which included a customary release of claims by Mr. Bavier in favor of Biodel, Mr. Bavier became entitled to receive in January 2017 the severance benefits set forth in the Mr. Bavier’s change of control agreement and severance agreement that were conditioned upon his signing the Bavier Release.  Furthermore, pursuant to the change of control agreement and severance agreement, all outstanding equity compensation awards held by Mr. Bavier remain outstanding and exercisable in accordance with their respective terms (with the exception of his last award, which remains outstanding and exercisable in accordance with its terms for a period of three years from the termination date, notwithstanding anything to the contrary in any equity incentive plan or any other document or instrument governing such awards.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table shows grants of stock options outstanding as of December 31, 2016, including both awards subject to performance conditions and time-based awards, held by each of our named executive officers.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Ronald H.W. Cooper	74,453	80,928(1)	—	1.00	4/14/2026
	19,422	—	—	1.00	4/14/2026
	—	—	19,422(2)	1.00	4/14/2026

Errol B. De Souza	5,833	—	—	496.80	2/27/2017
	1,500	—	—	195.60	2/27/2017
	1,166	—	—	78.00	2/27/2017
	3,851(3)	—	—	72.00	2/27/2017
	10,000(4)	—		70.80	2/27/2017
	5,625(5)	—	—	41.70	2/27/2017

Gary G. Gemignani	5,333(6)	—	—	54.60	9/14/2021	(12)
	20,000(7)	—	—	7.80	1/20/2023	(12)

Jan P. Mattsson, Ph.D.	18,846	20,484(1)	—	1.00	3/18/2021

Peter A. Zorn	25,128	27,313(1)	—	1.00	4/14/2026

Paul S. Bavier	161	—	—	445.20	12/14/2017	(13)
	583	—	—	195.60	12/13/2017	(13)
	458	—	—	78.00	11/22/2018	(13)
	1,066(8)	—	—	72.00	12/20/2019	(13)
	2,500(9)	—		70.80	12/22/2020	(13)
	3,333(10)	—	—	41.70	12/18/2021	(13)
	16,665(11)	—	—	7.80	1/20/2023	(13)

(1)	This option vests and becomes exercisable in 32 equal installments on the first day of each calendar month beginning with December 1, 2016 and ending July 1, 2019.
(2)

This option vests and becomes exercisable on the date we file a drug approval application for our product candidate A4250 for any orphan indication, if such filing occurs prior by June 10, 2020 (during the five year period commencing June 11, 2015).

(3)

This option was scheduled to vest in four equal annual installments. The first installment vested on December 21, 2013, the second installment vested on December 21, 2014 and the third installment vested on December 21, 2015.   The final installment of this option vested upon the execution of Dr. De Souza’s release, which entitled to him to receive the severance benefits set forth in his employment agreement. For a further discussion of the severance payments or other benefits payable to Dr. De Souza, please see the section entitled “Employment Agreement with Dr. De Souza.”

(4)

This option was scheduled to vest in four equal annual installments. The first installment vested on December 23, 2014 and the second installment vested on December 23, 2015. The third and final installments of this option vested upon the execution of Dr. De Souza’s release, which entitled to him to receive the severance benefits set forth in his employment agreement. For a further discussion of the severance payments or other benefits payable to Dr. De Souza, please see the section entitled “Employment Agreement with Dr. De Souza.”

(5)

This option was scheduled to vest in four equal annual installments. The first installment vested on December 19, 2015.  The second and third installments of this option vested and the final installment was forfeited, upon the execution of Dr. De Souza’s release, which entitled to him to receive the severance benefits set forth in his employment agreement. For a further discussion of the benefits payable to Dr. De Souza, please see the section entitled “Employment Agreement with Dr. De Souza.”

(6)

This option was scheduled to vest in four equal annual installments.  The first installment vested on September 14, 2015 and the second installment vested on September 14, 2016.  The remaining two installments were scheduled to vest on September 14, 2017 and 2018. Pursuant to the terms of Mr. Gemignani’s employment agreement, upon the termination of his employment without cause in connection with the completion of the Transaction on November 3, 2016, all of his unvested options vested in full.

(7)

This option was scheduled to vest in 12 equal quarterly installments.  The first installment vested on April 21, 2016, the second installment vested on July 21, 2016, and the third installment vested on October 21, 2016 after the completion of Biodel’s 2016 fiscal year.  The remaining nine installments were scheduled to vest quarterly until January 21, 2019. Pursuant to the terms of Mr. Gemignani’s employment agreement, upon the termination of his employment without cause in connection with the completion of the Transaction on November 3, 2016, all of his unvested options vested in full.

(8)

This option was scheduled to vest in four equal annual installments.  The first installment vested on December 21, 2013, the second installment vested on December 21, 2014 and the third installment vested on December 21, 2015. The final installment of this option was scheduled to vest on December 21, 2016. Pursuant to the terms of Mr. Bavier’s severance agreement and change of control agreement, upon the termination of his employment without cause in connection with the completion of the Transaction on November 3, 2016, all of his unvested options vested in full.

(9)

This option was scheduled to vest in four equal annual installments. The first installment vested on December 23, 2014 and the second installment vested on December 23, 2015. The next two installments were scheduled to vest on December 23, 2016 and 2017. Pursuant to the terms of Mr. Bavier’s severance agreement and change of control agreement, upon the termination of his employment without cause in connection with the completion of the Transaction on November 3, 2016, all of his unvested options vested in full.

(10)

This option was scheduled to vest in four equal annual installments. The first installment vested on December 19, 2015. The remaining three installments were scheduled to vest on December 19, 2016, 2017 and 2018. Pursuant to the terms of Mr. Bavier’s severance agreement and change of control agreement, upon the termination of his employment without cause in connection with the completion of the Transaction on November 3, 2016, all of his unvested options vested in full.

(11)

This option was scheduled to vest in 12 equal quarterly installments.  The first installment vested on April 21, 2016, the second installment vested on July 21, 2016, and the third installment vested on October 21, 2016.  The remaining nine installments were scheduled to vest quarterly until January 21, 2019. Pursuant to the terms of Mr. Bavier’s severance agreement and change of control agreement, upon the termination of his employment without cause in connection with the completion of the Transaction on November 3, 2016, all of his unvested options vested in full.

(12)

Pursuant to the terms of Mr. Gemignani’s employment agreement, upon the termination of his employment without cause in connection with the completion of the Transaction on November 3, 2016, all of his unvested options vested in full and his outstanding options remain exercisable through the expiration date of the option. However, under the terms of Mr. Gemignani’s option that expires on January 20, 2023, upon the termination of his employment without cause in connection with the completion of the Transaction on November 3, 2016, such option vested in full and remain exercisable for a period of three years following such termination.

(13)

Pursuant to the terms of Mr. Bavier’s severance agreement and change of control agreement, upon the termination of his employment without cause in connection with the completion of the Transaction on November 3, 2016, all of his unvested options vested in full and his outstanding options remain exercisable through the expiration date of the option. However, under the terms of Mr. Bavier’s option that expires on January 20, 2023, upon the termination of his employment without cause in connection with the completion of the Transaction on November 3, 2016, such option vested in full and remain exercisable for a period of three years following such termination.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2016 to each of our current directors, other than Mr. Cooper who does not receive compensation for his service as a director, and each of the former Biodel directors.

Name	Fees Earned or Paid in Cash ($) (36)	Option Awards(3) ($) (37)	Total ($)
Julia R. Brown (1)	62,500	14,800	77,300
David Chiswell, Ph.D.	10,833	—	10,833
Barry Ginsberg, M.D., Ph.D. (2)	56,255	14,800	71,055
Michael Gutch, Ph.D.	7,083	—	7,083
Denise Scots-Knight, Ph.D.	7,500	—	7,500
Ira W. Lieberman, Ph.D. (2)	87,917	14,800	102,717
Daniel Lorber, M.D. (2)	29,167	14,800	43,967
Arlene M. Morris (2)	166,250	14,800	181,050
Heather Preston, M.D.	6,667	—	6,667
Davey S. Scoon (1)	74,167	14,800	88,967

(1)

In accordance with the Exchange Agreement, Julia R. Brown and Davey S. Scoon, members of the Biodel board of directors, continue to serve as members of our board of directors following the completion of the Transaction. These amounts represent compensation for their service as a member of the Biodel board of directors.

(2)

On November 3, 2016, effective immediately prior to the completion of the Transaction, each of Barry Ginsberg, M.D., Ph.D., Ira W. Lieberman, Ph.D., Daniel Lorber, M.D., and Arlene M. Morris resigned from our board of directors. These amounts represent compensation for their service as a member of the Biodel board of directors.

(3)

The amounts in the “Option Awards” column represent the grant date fair value of option awards granted by Biodel in the fiscal year ended December 31, 2016, in accordance with ASC Topic 718. For the assumptions relating to these valuations, see Note 2 to Biodel’s audited financial statements, which are included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed with the SEC on December 22, 2016. The following table shows the aggregate number of stock options held by each of our nonemployee directors as of December 31, 2016.

Name	Aggregate Number of Shares Subject to Stock Options (38)
Ms. Julia R. Brown	4,375
David Chiswell, Ph.D.	—
Barry Ginsberg, M.D., Ph.D.	4,833
Michael Gutch, Ph.D.	—
Denise Scots-Knight, Ph.D.	—
Ira W. Lieberman, Ph.D.	5,125
Daniel Lorber, M.D.	5,125
Arlene M. Morris	3,666
Heather Preston, M.D.	—
Davey S. Scoon	4,375

Director Compensation Policy

Our current nonemployee director compensation policy provides for the annual payment of: $35,000 to each of our nonemployee directors, or $60,000 in the case of the chair; $7,500 to each member of our audit committee, or $15,000 in the case of the chair; 7,500 to each member of our compensation committee, or $15,000 in the case of the chair; and $3,750 to each member of our nominating and governance committee, or $7,500 in the case of the chair; in each case quarterly in arrears and together with reimbursement of reasonable expenses incurred to attend meetings.

Our current nonemployee director compensation policy also provides for a nonqualified stock option to purchase 4,500 shares of common stock to be granted each year on the fifth business day after our annual meeting of stockholders or, if none, on the first business day of the third fiscal quarter.  The annual stock options have a 10-year term and vest on the earlier of the one year from the grant date or the day prior to the annual meeting for the next fiscal year that begins following the date of grant, subject to continued service on the board of directors on the vesting date.  In addition, each new nonemployee director receives under the policy a nonqualified stock option grant to purchase 4,500 shares of common stock on the date of his or her first election or appointment.  The initial stock option has a 10-year term and vests in equal annual installments over three years from the date of grant, to in any case be fully vested on the day prior to the annual meeting for the third fiscal year that begins following the date of grant, subject to continued service on the board of directors on the applicable vesting dates.

Former Director Compensation Policy of Biodel

The Biodel director compensation policy provided for the payment to each of its nonemployee directors $30,000 annually, or $60,000 annually in the case of its chairman. In addition, the policy provided that nonemployee directors receive the following committee-related fees annually: (1) $7,500 for participating on the audit committee or $15,000 for chairing the committee; (2) $5,000 for participating on the compensation committee or $15,000 for chairing the committee; (3) $2,500 for participating on the nominating and governance committee or $5,000 for chairing the committee; and (4) $2,500 for participating on the science and technology committee or $5,000 for chairing the committee. The policy also provided that Biodel may pay additional committee fees with respect to ad hoc committees formed from time to time. In February 2016, Biodel’s board of directors determined that Ms. Morris would receive $50,000 per fiscal quarter, not to exceed $125,000, in addition to her other board-related fees, for chairing a Transaction committee, and that each of Dr. Lieberman, Dr. Ginsberg, Ms. Brown and Mr. Scoon would receive $25,000 for his or her significant involvement in Biodel’s assessment of its strategic alternatives, including, as applicable, participation on the Transaction committee.

Upon appointment, the Biodel director compensation policy provided that nonemployee directors receive a one-time grant of an option to purchase 333 shares of common stock. These options vest pro rata monthly over one year. Annually, the policy also provided that nonemployee directors receive an option to purchase 333 shares of common stock, which also vest pro rata monthly over one year. The exercise price of these options is the fair market value on the date of grant. Each such option expires seven years after the date of grant under the 2010 Plan and, if vested (and not otherwise expired), may be exercised for a period of 36 months following a director’s departure from Biodel’s board.

Biodel’s policy provided that Biodel reimburses its nonemployee directors for reasonable expenses incurred in connection with attending board and committee meetings.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2016.

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	694,869	(1)	$26.72	430,022	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	694,869		$26.72	430,022

(1)

Represents 207,725 shares of common stock underlying outstanding stock options granted under the 2016 Equity Incentive Plan, or the 2016 Plan, and 487,144 shares of common stock underlying outstanding stock options granted under Biodel’s 2004 Stock Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan and 2010 Stock Incentive Plan, or the 2010 Plan, at December 31, 2016.

(2)

Shares reserved under the 2016 Plan as of December 31, 2016. Does not include up to an additional 240,486 shares available for issuance under the 2016 Plan as of December 31, 2016 if awards outstanding under the 2010 Plan are cancelled, forfeited or expire on or after the completion of the Transaction.

REPORT OF AUDIT COMMITTEE

The audit committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market, has furnished the following report:

The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the board of directors, which is available on our website at www.albireopharma.com under the caption “Corporate Governance.” This committee reviews and reassesses our charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP, our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2016, the audit committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with management and Ernst & Young LLP;
•	Discussed with Ernst & Young LLP the matters required to be discussed in accordance with Auditing Standard No. 16- Communications with Audit Committees; and
•

Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee and the audit committee further discussed with Ernst & Young LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Members of the Audit Committee

Davey S. Scoon, Chair
Michael Gutch, Ph.D.
Heather Preston, M.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations regarding the filing of required reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2016 were met, except that (i) six reports, each covering one stock option grant to each of Biodel’s nonemployee directors, Julia R. Brown, Barry Ginsberg, M.D., Ph.D., Ira W. Lieberman, Ph.D., Daniel Lorber, M.D., Arlene M. Morris and Davey S. Scoon, were filed late, and (ii) one report was filed one day late with respect to an issuance of shares to David Chiswell, Ph.D.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above in “Executive Officer and Director Compensation,” since January 1, 2015, we have engaged in the following transactions in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at December 31, 2016 and 2015, and in which any director, executive officer or holder of more than 5% of our voting securities, whom we refer to as our principal stockholders, or affiliates or immediate family members of our directors, executive officers and principal stockholders, had or will have a direct or indirect material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

As used in this “Certain Relationships and Related Person Transactions” section, the word “Albireo” refers to Albireo Limited and its direct and indirect subsidiaries, individually and collectively, prior to the completion of the Transaction.

Affiliations with 5% Stockholders

Some of our directors are affiliated with our principal stockholders as indicated in the table below:

Director	Affiliation with Principal Stockholder
Denise Scots-Knight, Ph.D.	Manager of Phase4 Ventures III GP LP, the general partner of Phase4 Ventures III LP, a principal stockholder of the Company.
Heather Preston, M.D.	Partner and Managing Director of TPG Biotech, an affiliate of TPG Biotechnology Partners II, L.P. and TPG Biotech II Reinvest AIV L.P., principal stockholders of the Company.

In addition, Michael Gutch, Ph.D. is the former Executive Director of Corporate Development and Head of Equities at AstraZeneca, an affiliate of AstraZeneca AB, a principal stockholder of the Company.

See “Designation of Directors and Appointment of Officers Pursuant to the Amended and Restated Share Exchange Agreement” below for a discussion of arrangements between the Company and Albireo pursuant to which our directors were selected in connection with the completion of the Transaction, and “Termination of Shareholders’ Agreement” below for a discussion of arrangements, which were terminated in connection with the Transaction, among Albireo’s former shareholders pursuant to which Albireo’s directors were selected.

Securities Received by Our Executive Officers, Directors and Principal Stockholders in the Transaction

Pursuant to the Exchange Agreement, our executive officers and directors received the following Company securities in connection with the completion of the Transaction:

•

Ronald H.W. Cooper, our President, Chief Executive Officer and a director, received 5,946 shares of our common stock in exchange of his Albireo Limited shares and options to purchase 194,225 shares of our common stock in replacement of his options to purchase Albireo Limited shares;

•

Jan P. Mattsson, Ph.D., our Chief Operating Officer, received 59,214 shares of our common stock in exchange of his Albireo Limited shares and an option to purchase 39,330 shares of our common stock in replacement of his warrant to purchase Albireo Limited shares;

•

Peter A. Zorn, our Chief Corporate Officer, General Counsel and Secretary, received 934 shares of our common stock in exchange of his Albireo Limited shares and an option to purchase 52,441 shares of our common stock in replacement of his option to purchase Albireo Limited shares;

•	Dr. Chiswell’s spouse received 56,278 shares of our common stock in exchange of her Albireo Limited shares;
•	Phase4 Ventures III GP LP (in its capacity as general partner of Phase4 Ventures III LP) received 1,165,447 shares of our common stock in exchange of its Albireo Limited shares;
•

TPG Biotechnology Partners II, L.P. received 568,638 shares of our common stock in exchange of its Albireo Limited shares and TPG Biotech II Reinvest AIV L.P. received 208,458 shares of our common stock in exchange of its Albireo Limited shares;

•

TVM Life Science Ventures VI GmbH & Co. KG received 486,812 shares of our common stock in exchange of its Albireo Limited shares and TVM Life Science Ventures VI L.P. received 134,949 shares of our common stock in exchange of its Albireo Limited shares; and

•	AstraZeneca AB received 1,008,141 shares of our common stock in exchange of its Albireo Limited shares.

2016 Albireo Series C Investment Financing

Under the terms of the Exchange Agreement, prior to the completion of the Transaction, certain Albireo investors purchased an aggregate of 9,708,740 Series C voting preference shares of Albireo at a price per share of $1.03 for an aggregate consideration of $10.0 million, or the Albireo Series C Investment. The table below sets forth the number of Series C voting preference shares purchased and the aggregate purchase prices paid by our principal stockholders for the Series C preference shares in the Albireo Series C Investment. Prior to the completion of the Transaction, each outstanding Series C voting preference share converted into one ordinary share of Albireo.

Name of Purchaser	Number of Series C Voting Preference Shares to be Purchased	Aggregate Purchase Price ($)
Phase4 Ventures III GP LP (in its capacity as general partner of Phase4 Ventures III LP)	3,167,499	$3,262,524
TPG Biotech II Reinvest AIV L.P.	2,111,895	$2,175,252
TVM Life Science Ventures VI GMBH & Co. KG	1,322,955	$1,362,644
TVM Life Science Ventures VI L.P.	366,642	$377,641
AstraZeneca AB	2,739,749	$2,821,941

2015 Convertible Loan Note Financing

In October 2015, Albireo entered into a loan agreement with certain of its shareholders and their affiliates and members of management and executed a related convertible loan instrument, which provided 5,000,000 $1.00 unsecured convertible loan notes denominated in U.S. dollars, or 2015 loan notes. From October 2015 through December 2015, Albireo issued $3.5 million of the 2015 loan notes. Interest on the 2015 loan notes accrued at a rate of 8% per annum. Payment of interest was waived by the noteholders in connection with the Transaction. Prior to the completion of the Transaction, the principal amount (excluding any accrued and unpaid interest thereon) of the 2015 loan notes automatically converted into Series C voting preference shares of Albireo at a conversion price of approximately $0.82 per share, which is equal to 80% of the price per share of the Series C voting preference shares purchased in the Albireo Series C Investment. Each Series C voting preference share issued upon conversion of the 2015 loan notes then converted into one ordinary share of Albireo prior to the completion of the Transaction. The loan agreement was terminated upon completion of the Transaction.

The table below sets forth, for each purchaser of 2015 loan notes that is a director, executive officer or principal stockholder of the Company, and their affiliates, the principal amounts for the 2015 loan notes issued to such investors and the number of shares of Series C convertible preferred stock issued upon conversion of the 2015 loan notes issued to such investor.

Name of Purchaser	Principal Amount of 2015 Loan Notes		Number of Series C Voting Preference Shares Issued Upon Conversion of 2015 Loan Notes
Phase4 Ventures III GP LP (in its capacity as general partner of Phase4 Ventures III LP)	$1,070,000		1,298,543
TPG Biotech II Reinvest AIV L.P.	$714,000		866,504
TVM Life Science Ventures VI GMBH & Co. KG	$447,000		542,475
TVM Life Science Ventures VI L.P.	$124,000		150,485
AstraZeneca AB	$926,000		1,123,786
David Chiswell, Ph.D.	$56,000	(1)	67,961
Ronald H.W. Cooper (2)	$70,000		84,951
Jan P. Mattsson, Ph.D. (3)	$11,000		13,349
Peter A. Zorn (4)	$11,000		13,349

(1)	These 2015 loan notes were transferred by Dr. Chiswell, who is the Chairman of our board of directors, to his spouse prior to the completion of the Transaction.
(2)	Mr. Cooper is our President and Chief Executive Officer and a member of our board of directors.
(3)	Dr. Mattsson is our Chief Operating Officer.
(4)	Mr. Zorn is our Chief Corporate Officer, General Counsel and Secretary.

Designation of Directors and Appointment of Officers Pursuant to the Amended and Restated Share Exchange Agreement

In accordance with the Exchange Agreement, on November 3, 2016, effective immediately prior to the completion of the Transaction, each of Barry Ginsberg, M.D., Ph.D., Ira W. Lieberman, Ph.D., Daniel Lorber, M.D., and Arlene Morris resigned from the Company’s board of directors and committees of the board of directors on which they respectively served. The Exchange Agreement provided that at or immediately after the completion of the Transaction, the size of the board of directors would be fixed at seven members consisting of two members designated by Biodel, who are Julia R. Brown and Davey S. Scoon, and five members designated by Albireo. In accordance with the Exchange Agreement, at the completion of the Transaction on November 3, 2016, the board of directors and its committees were reconstituted, with Michael Gutch, Ph.D. and Denise Scots-Knight, Ph.D. appointed as our Class I directors whose terms expire at our 2017 annual meeting of stockholders, Julia R. Brown, Ronald H.W. Cooper and Heather Preston, M.D. appointed as our Class II directors whose terms expire at our 2018 annual meeting of stockholders, and David Chiswell, Ph.D. and Davey S. Scoon appointed as our Class III directors whose terms expire at our 2019 annual meeting of stockholders. In addition, Dr. Gutch and Dr. Preston were appointed to our audit committee (with Mr. Scoon continuing to serve as chair of the committee); Dr. Scots-Knight, Ms. Brown and Dr. Gutch were appointed to our compensation committee (with Dr. Scots-Knight appointed to serve as chair of the committee); and Dr. Chiswell and Dr. Preston were appointed to our nominating and governance committee (with Dr. Chiswell appointed to serve as chair of the committee and Ms. Brown continuing to serve as a member of the committee).

In addition, in accordance with the Exchange Agreement, effective immediately after the completion of the Transaction, on November 3, 2016, our board of directors appointed: Ronald H.W. Cooper as President and Chief Executive Officer; Jan P. Mattsson, Ph.D. as Chief Operating Officer; Thomas A. Shea as Chief Financial Officer and Treasurer; Paresh N. Soni, M.D., Ph.D. as Chief Medical Officer; and Peter A. Zorn as Senior Vice President, Corporate Development, General Counsel and Secretary. In addition, Martha J. Carter became our Chief Regulatory Officer effective November 28, 2016 and Mr. Zorn was promoted to Chief Corporate Officer in January 2017 and retained his roles as General Counsel and Secretary.

Termination of Shareholders’ Agreement

In connection with Albireo’s convertible note financing in December 2014, Albireo entered into a Shareholders’ Agreement dated December 17, 2014 (as amended and restated on October 1, 2015 and March 18, 2016), or the Shareholders’ Agreement, with its shareholders relating to voting rights and information rights, among other things. The Shareholders’ Agreement also entitled certain shareholders individually or collectively to appoint, and required the shareholders party thereto to vote to elect, directors to serve on Albireo’s board of directors, including: one individual designated by AstraZeneca AB, who prior to the completion of the Transaction was Michael Gutch, Ph.D.; one individual designated by each of the three largest holders of Series B voting preference shares (excluding any holder of Series A voting preference shares or Series A nonvoting preference shares), who prior to the completion of the Transaction was Luc Marengere, Ph.D. (designated by TVM Life Science Ventures VI GmbH & Co. KG and TVM Life Science Ventures VI L.P.), Denise Scots-Knight, Ph.D. (designated by Phase4 Ventures III LP) and Heather Preston, M.D. (designated by TPG Biotechnology Partners II, L.P.); Albireo’s Chief Executive Officer, Ronald H.W. Cooper; and one individual designated as chairman jointly by AstraZeneca AB and Phase4 Ventures III LP, David Chiswell, Ph.D. The Shareholders’ Agreement was terminated upon the completion of the Transaction.

Albireo’s articles of association provided substantially the same director designation rights as the Shareholders’ Agreement. The articles of association adopted in connection with the completion of the Transaction does not include such designation rights.

Lock-up Agreements

The officers and directors of the Company prior to the completion of the Transaction, including Julia R. Brown, Barry Ginsberg, M.D., Ph.D., Ira W. Lieberman, Ph.D., Daniel Lorber, M.D., Arlene Morris, Davey S. Scoon, Gary G. Gemignani and Paul S. Bavier, are subject to lock-up agreements and all of the former Albireo shareholders (now stockholders of the Company, including all of our principal stockholders, Ronald H.W. Cooper, our President and Chief Executive Officer, Jan P. Mattsson, Ph.D., our Chief Operating Officer, and Peter A. Zorn, our Chief Corporate Officer, General Counsel and Secretary) are subject to lock-up provisions in the Exchange Agreement. Pursuant to the lock-up restrictions, the officers and directors of the Company prior to the completion of the Transaction and the former Albireo shareholders have agreed, except in limited circumstances, not to offer, pledge, sell or otherwise transfer or dispose of, directly or indirectly, or engage in swap or similar transactions with respect to, shares of the Company’s common stock, including, as applicable, shares received in the Transaction, other than an aggregate of approximately 679,515 shares of the Company’s common stock tying back to the Albireo Series C Investment, for a period of 180 days following the completion of the Transaction on November 3, 2016.

Director and Officer Indemnification and Insurance

On November 3, 2016, we entered into indemnification agreements with each of its directors and executive officers, David Chiswell, Ph.D., Ronald H.W. Cooper, Julia R. Brown, Michael Gutch, Ph.D., Denise Scots-Knight, Ph.D., Heather Preston, M.D., Davey S. Scoon, Jan P. Mattsson, Ph.D., Thomas A. Shea, Paresh N. Soni, M.D., Ph.D, and Peter A. Zorn. On November 28, 2016, we entered into an indemnification agreement with Martha J. Carter in connection with her joining the Company as an executive officer. Pursuant to the indemnification agreements, we have agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay in connection with any proceeding in any way connected with, resulting from or relating to his or her service as a current or former director, officer, employee or agent of the Company or any direct or indirect subsidiary of the Company. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to our obligation to indemnify the directors and officers, including with respect to “short-swing” profit claims under Section 16(b) of the Exchange Act; with respect to conduct by him or her that is established to be knowingly fraudulent or deliberately dishonest or constituted willful misconduct; and, with certain exceptions, with respect to proceedings that he or she initiates.

In addition, the Exchange Agreement provides that, for a period of six years following the completion of the Transaction, we are to indemnify and hold harmless each person who was at any time prior to the completion of the Transaction, a director or officer of Albireo Limited, Biodel or any of their respective subsidiaries against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such indemnified person is or was a director or officer of Albireo Limited, Biodel or any of their respective subsidiaries, whether asserted or claimed prior to, at or after the completion of the Transaction, to the fullest extent permitted under applicable law and the organizational documents of Albireo Limited, Biodel or any of their respective subsidiaries, as applicable. Each indemnified person will be entitled, to the fullest extent permitted under applicable law and the organization documents of Albireo Limited, Biodel or any of their respective subsidiaries, as applicable, to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of the Albireo Limited, Biodel or any of their respective subsidiaries, as applicable, jointly and severally, upon receipt by Biodel or Albireo Limited from the indemnified person of a request for such advancement of expenses. However, any person to whom expenses are advanced must provide an undertaking, to the extent then required by applicable law, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

We have obtained insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. In addition, in accordance with the Exchange Agreement, we procured officers’ liability insurance policy covering the individuals who served as our directors and officers prior to the completion of the Transaction for acts, errors, omissions, facts or events occurring on or before the completion of the Transaction.

Policy for Approval of Related Person Transactions

Pursuant to its charter, our audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions reportable by us under Item 404 of Regulation S-K in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our board of directors determines may be considered related persons under Item 404 of Regulation S-K, has or is expected to have a direct or indirect material interest.

In reviewing and approving such transactions, the audit committee will obtain, or will direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion will be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chair of the audit committee in some circumstances. No related person transaction will be entered into prior to the completion of these procedures.

The audit committee or its chair, as the case may be, will approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chair determines in good faith to be necessary in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the audit committee will participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members has an interest.

PROPOSAL 1

Election of Two Class I Directors to Hold Office until the 2020 Annual Meeting

On March 9, 2017, our board of directors, acting upon the recommendation of our nominating and governance committee, nominated Michael Gutch, Ph.D. and Denise Scots-Knight, Ph.D. for election at the annual meeting. The board of directors currently consists of seven members, classified into three classes as follows: (1) Michael Gutch, Ph.D. and Denise Scots-Knight, Ph.D. constitute Class I, with a term ending at the 2017 annual meeting of stockholders; (2) Julia R. Brown, Ronald H.W. Cooper and Heather Preston, M.D. constitute Class II, with a term ending at the 2018 annual meeting of stockholders; and (3) David Chiswell, Ph.D. and Davey S. Scoon constitute Class III, with a term ending at the 2019 annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The board of directors has voted to nominate Michael Gutch, Ph.D. and Denise Scots-Knight, Ph.D. for election at the annual meeting for a term of three years to serve until the 2020 annual meeting of stockholders and until their respective successors are elected and qualified. The terms of the Class II directors (Julia R. Brown, Ronald H.W. Cooper and Heather Preston, M.D.) and Class III directors (David Chiswell, Ph.D. and Davey S. Scoon) will continue until the annual meetings of stockholders to be held in 2018 and 2019, respectively, and each director will hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Michael Gutch, Ph.D. and Denise Scots-Knight, Ph.D as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted “For” each nominee at the annual meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF Michael Gutch, Ph.D. and Denise Scots-Knight, Ph.D. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2

AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO DECREASE FROM 200,000,000 SHARES TO 30,000,000 SHARES THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED

Our board of directors has determined that it is advisable to decrease our authorized common stock from 200,000,000 shares to 30,000,000 shares, and has voted to recommend that the stockholders adopt an amendment to our Restated Certificate of Incorporation, as amended, effecting the proposed decrease. The full text of the proposed amendment to our Restated Certificate of Incorporation, as amended, is attached to this proxy statement as Annex A.

As of April 1, 2017, 6,292,644 shares of our common stock were issued and outstanding, 408,125 shares of our common stock were reserved for issuance upon the exercise of outstanding options granted under our 2016 Plan, 445,334 shares of common stock were reserved for issuance upon the exercise of outstanding options granted under Biodel’s 2004 Stock Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan and 2010 Plan, and 141,041 shares of our common stock were reserved for issuance upon the exercise of outstanding warrants. As of April 1, 2017, a total of 271,432 shares of common stock are available for future issuance under our 2016 Plan (excluding the 408,125 shares of our common stock reserved for issuance upon the exercise of outstanding options granted under our 2016 Plan), plus up to an additional 198,676 shares are available for issuance under the 2016 Plan if awards outstanding under the 2010 Plan are cancelled, forfeited or expire.

We are asking stockholders to approve an amendment to our Restated Certificate of Incorporation, as amended, to decrease the number of authorized shares of our common stock from 200,000,000 shares to 30,000,000 shares. Our board of directors believes that this decrease is advisable because a reduction in the number of our authorized shares of common stock is expected to result in significantly lower franchise tax due to the State of Delaware, which is the state in which we are incorporated. The State of Delaware imposes a franchise tax on corporations that are incorporated under the laws of that state, and the franchise tax is calculated taking into account a corporation’s number of authorized shares of common stock. We expect that the amount of this tax will be less if we reduce the number of our authorized shares of common stock. We believe that having 30,000,000 authorized shares of common stock will give us sufficient flexibility for corporate purposes for the foreseeable future.

Approval of the decrease in the authorized number of shares of our common stock requires the affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE DECREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE DECREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2017. The board of directors proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements (including the financial statements of Albireo Limited) for the fiscal years ended December 31, 2016 and 2015. We expect that representatives of Ernst & Young LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint Ernst & Young LLP, the audit committee reviewed auditor independence issues and existing commercial relationships with Ernst & Young LLP and concluded that Ernst & Young LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2017.

Current Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP(1), our independent registered public accounting firm, for the audit of our annual financial statements (including the financial statements of Albireo Limited) for the years ended December 31, 2016 and 2015, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2015	2016
Audit fees(2)	$512,356	$904,710
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$512,356	$904,710

(1)	For periods prior to the completion of the Transaction on November 3, 2016, the audit and other services shown were provided by Ernst & Young LLP in the United Kingdom.
(2)

Audit fees consisted of audit work performed in the preparation of financial statements and services in connection with our periodic and current SEC filings and registration statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits).

There were no services that were approved by the audit committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit.

Prior Independent Registered Public Accounting Firm Fees

At the completion of the Transaction on November 3, 2016, our audit committee approved the dismissal of BDO USA, LLP (“BDO”) as our independent registered public accounting firm upon completion of the audit of Biodel Inc. for the fiscal year ended September 30, 2016.  On December 22, 2016, the audit of Biodel Inc. was completed and Biodel’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 was filed. At the completion of the Transaction, on November 3, 2016, our board of directors engaged Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended December 31, 2016. Ernst & Young LLP had previously audited the financial statements of Albireo Limited beginning with the year ended December 31, 2014.

The reports of BDO on Biodel’s financial statements for each of the two fiscal years ended September 30, 2015 and September 30, 2014, as well as the report of BDO on Biodel’s financial statements for the fiscal year ended September 30, 2016, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of Biodel’s financial statements for each of the two fiscal years ended September 30, 2015 and September 30, 2014 and the audit of the Company’s financial statements for the fiscal year ended September 30, 2016, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in its reports.

We have provided Ernst & Young LLP and BDO with a copy of the disclosures we are making in this “Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm” section of this proxy statement.

The following table presents fees for professional audit services rendered by BDO, for the audit of Biodel’s financial statements for the years ended September 30, 2016 and September 30, 2015, and fees billed for other services rendered by BDO during those periods.

	2015	2016
Audit fees(1)	$289,950	$166,403
Audit related fees	—	—
Tax fees(2)	24,395	52,289
All other fees	—	—
Total	$314,345	$218,692

(1)	2015 represents $191,400 for audit fees and $98,550 for a review of a prospectus and comfort letters. 2016 represents $141,075 for audit fees and $25,328 for review of proxies.
(2)	Tax fees consist principally of assistance with federal, state, local and foreign tax compliance and reporting, including Section 280G assessment.

The percentage of services set forth above in the categories audit related fees, tax fees, and all other fees, that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 100%.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

1.

Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting or reporting standards.

2.

Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.

Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other Fees are those associated with services not captured in the other categories. We generally do not request such services from our independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members, such as the chairman. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment.

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 4

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

We are seeking your advisory vote as required by Section 14A of the Exchange Act on the approval of the compensation of our named executive officers as described in the section of this proxy statement titled “Executive Officer and Director Compensation” and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our compensation committee or our board of directors. However, the compensation committee and the board of directors will consider the voting results when making future decisions regarding executive compensation.

Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. Our ability to excel depends on the skill, creativity, integrity and teamwork of our employees. Given the long product development cycles in our business, we believe that compensation should be structured to ensure that a portion of compensation opportunity will be related to factors that directly and indirectly influence long-term stockholder value. Our compensation philosophy has been driven by a number of factors that are closely linked with our broader strategic objectives.

We pay our named executive officers a base salary, which we review and determine annually. In January 2017, we increased the annual base salaries of: Ronald H.W. Cooper, President and Chief Executive Officer, from $400,000 to $460,000; Jan P. Mattsson, Ph.D., Chief Operating Officer, from 1,870,428 SEK to 2,000,000 SEK (approximately $220,000 based on the SEK:USD exchange rate on December 30, 2016); and Peter A. Zorn, Chief Corporate Officer, General Counsel and Secretary, from $270,000 to $320,000. Each of these base salary increases was effective as of January 1, 2017. The annual base salary of each other executive officer was unchanged for 2017.

Each named executive officer has an annual bonus target which is expressed as a percentage of base salary. Mr. Cooper’s current target bonus percentage is 50% and Dr. Mattsson’s and Mr. Zorn’s current target bonus percentage is 35%.  In January 2017, our board of directors, acting upon the recommendation of our compensation committee, approved the payment of annual cash incentive bonus awards for 2016 to our executive officers based on an achievement level of 96%.  The achievement level was determined principally based on the successful completion of our share exchange transaction in November 2016 and the progression of our lead product candidate, A4250.  As a result, our named executive officers received the following annual cash incentive bonus awards for 2016: Mr. Cooper, $192,000; Dr. Mattsson, 628,464 SEK (approximately $69,212 based on the SEK:USD exchange rate on December 30, 2016); and Mr. Zorn, $90,720.

On January 20, 2017, our compensation committee granted a stock option to each of Mr. Cooper, Dr. Mattsson and Mr. Zorn, as well as each of our other executive officers and employees.  Each stock option has an exercise price of $19.19 per share, the closing price of our common stock on The NASDAQ Capital Market on the grant date, vests and becomes exercisable in equal installments over 16 consecutive calendar quarters and has a 10-year term.  The stock option granted to Mr. Cooper is to purchase 55,000 shares, and the stock option granted to each of Dr. Mattsson and Mr. Zorn is to purchase 20,000 shares.

In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2017 annual meeting of stockholders:

“RESOLVED, that the compensation paid to the named executive officers of Albireo Pharma, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, this resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 5

ADVISORY VOTE ON APPROVAL OF THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. In particular, we are asking whether the advisory vote on the compensation of our named executive officers (Proposal 4) should occur every year, every two years or every three years. Because your vote is advisory, it will not be binding on our compensation committee or our board of directors. However, the compensation committee and the board of directors will consider the voting results when making future decisions regarding how frequently it should present the advisory vote on the compensation of our named executive officers to our stockholders.

The compensation committee, board of directors and management believe that it is appropriate and in our best interests for our stockholders to vote in favor of an advisory vote on the compensation of our named executive officers every three years. We believe this frequency is appropriate for the reasons because, among other things:

•

A vote every three years will provide the board of directors and the compensation committee with time to thoughtfully consider and respond to stockholders’ perspectives and to implement any potential changes. The board of directors and the compensation committee will thoughtfully review changes to the executive compensation to maintain the effectiveness of the program, which is important for aligning interests and for motivating and retaining our named executive officers.

•

Our equity compensation program for our named executive officers is designed to support long-term value creation, and a vote every three years will allow the stockholders to better judge the equity compensation program in relation to our long-term performance. We seek to ensure management’s interests are aligned with stockholders’ interests to support long-term value creation through our equity compensation program. To that end, we typically grant equity awards on an annual basis to encourage our named executive officers to focus on long-term performance, and recommend a vote every three years, which would allow the equity compensation to be evaluated over a timeframe that enables due consideration to long-term performance.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the board’s recommendation. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting—every year, every two years or every three years —will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.

The Board Of Directors Recommends A Vote To Approve, on an advisory basis, the Frequency of Holding a Vote on the Compensation of our named executive officers Every THREE YEARS, And Proxies Solicited By The Board Will Be Voted In Favor Of Such Frequency Unless A Stockholder Indicates Otherwise On The Proxy Card.

CORPORATE CODE OF CONDUCT AND ETHICS

Following the completion of the Transaction on November 3, 2016, we adopted a new corporate code of conduct and ethics, which applies to our principal executive officer, our principal financial and accounting officer and all of our other employees. We have posted a copy of the code on our website at www.albireopharma.com. Disclosure regarding any amendments (other than technical, administrative or other nonsubstantive amendments) to, or waivers from, provisions of the code that apply to our directors, principal executive officer or principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by The NASDAQ Stock Market LLC.

OTHER MATTERS

The board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2018 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 26, 2017. To be considered for presentation at the 2018 annual meeting of stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 9, 2018 and no later than March 11, 2018. Proposals that are not received in a timely manner will not be voted on at the 2018 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Albireo Pharma, Inc., 10 Post Office Square, Suite 502 South, Boston, MA 02109.

Boston, Massachusetts

April 21, 2017

ANNEX A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ALBIREO PHARMA, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

ALBIREO PHARMA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.The Restated Certificate of Incorporation of the Corporation, filed on May 17, 2007, as amended (the “Restated Certificate of Incorporation”), is hereby amended by deleting the first paragraph of Article FOURTH of the Restated Certificate of Incorporation in its entirety and inserting the following paragraph in lieu thereof:

“The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 80,000,000 shares, consisting of (i) 30,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”) and (ii) 50,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).”

2.The amendment of the Restated Certificate of Incorporation, as amended, herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

Signed this ______ day of __________, 20__.

ALBIREO PHARMA, INC.

By:
Name:
Title:

A-1

ANNEX B

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2017 Annual Meeting of ALBIREO PHARMA, INC. Stockholders June 9, 2017 8:30 A.M. ET Albireo Pharma, Inc. 10 Post Office Square, Suite 502 South Boston, MA 02109 This Proxy is Solicited On Behalf Of The Board Of Directors Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided . FOLD HERE AND READ THE REVERSE SIDE . Please mark your votes like this X 1. To elect two Class I directors to serve three year terms expiring in 2020: ELECTION OF DIRECTORS FOR the Nominees listed below WITHHOLD AUTHORITY to vote for the nominees listed below FOR ALL EXCEPT as indicated to the contrary below 4. To approve, on an advisory basis, the compensation of Albireo’s named executive officers as disclosed in the proxy statement. FOR AGAINST ABSTAIN NOMINEES: 01 Michael Gutch, Ph.D. 02 Denise Scots-Knight, Ph.D. INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below: EXCEPTIONS 5. To approve, on an advisory basis, the frequency of holding an advisory vote on the compensation of Albireo’s named executive officers. 3 YEARS 2 YEARS 1YEAR ABSTAIN 2. To approve an amendment to Albireo’s Restated FOR AGAINST ABSTAIN Certificate of Incorporation, as amended, to decrease the number of shares of common stock authorized for issuance from 200,000,000 to 30,000,000. 3. To ratify the appointment of Ernst & Young FOR AGAINST ABSTAIN LLP as Albireo’s independent registered public COMPANY ID: accounting firm for the fiscal year ending December 31, 2017. PROXY NUMBER: ACCOUNT NUMBER: Signature____________________________________________ Signature_____________________________________________ Date____________, 2017. Please sign exactly as the name appears on your stock certificate. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, corporation, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

B-1

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders The 2017 Proxy Statement and the 2016 Annual Report to Stockholders are available at: http://ir.albireopharma.com/2017annualmeeting.cfm . FOLD AND DETACH HERE AND READ THE REVERSE SIDE . ANNUAL MEETING OF STOCKHOLDERS OF ALBIREO PHARMA, INC. June 9, 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THE UNDERSIGNED APPOINTS DAVID CHISWELL, PH.D. AND RONALD H.W. COOPER AND EACH OF THEM (THE “PROXIES”), AS PROXIES OF THE UNDERSIGNED, WITH THE FULL POWER OF SUBSTITUTION, AND AUTHORIZES EACH OF THEM TO REPRESENT AND VOTE, AS DESIGNATED ON THE REVERSE HEREOF, ALL OF THE SHARES OF COMMON STOCK OF ALBIREO PHARMA, INC., HELD OF RECORD BY THE UNDERSIGNED AT THE CLOSE OF BUSINESS ON APRIL 18, 2017 AT THE ANNUAL MEETING OF STOCKHOLDERS OF ALBIREO PHARMA, INC. TO BE HELD ON JUNE 9, 2017 OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR “3 YEARS” on Proposal 5. This proxy, when properly executed, will be voted as specified above. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO SPECIFICATION IS MADE AND THIS PROXY IS RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND FOR “3 YEARS” ON PROPOSAL 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TO THE COMPANY PROMPTLY.

B-2